UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐ Confidential, for use of the Commission only
☒	Definitive Information Statement

FORLINK SOFTWARE CORPORATION, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FORLINK SOFTWARE CORPORATION, INC.

Shenzhou Mansion 9F, ZhongGuanCun South Street, No. 31,

Haidian District, Beijing, 100081

People’s Republic of China

July 25, 2013

Dear Stockholder,

Forlink Software Corporation, Inc., a Nevada corporation (the “Company” or “we”), is furnishing this Information Statement to all holders of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share, as of the close of business on May 23, 2013 to inform you that the Company intends to engage in a transaction that is intended to reduce the number of record holders of our common stock to fewer than 300, thereby enabling us to terminate the registration of (or “deregister”) our common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend our duty to file periodic reports and other information with the Securities Exchange Commission (the “SEC”) thereunder. This will eliminate the expense required to comply with the reporting and related requirements under the Exchange Act. Often referred to as a “going private” transaction, the transaction (the “Transaction”) will consist of: (i) a reverse split of our common stock, whereby each 30,000 outstanding shares of our common stock will be converted into one whole share and, in lieu of us issuing fractional shares to stockholders owning fewer than 30,000 pre-reverse stock split shares, we will pay cash equal to $0.26 multiplied by the number of pre-reverse stock split shares held by such stockholder (the “Reverse Split”), followed by (ii) a forward stock split of our common stock for those stockholders who hold at least one share of our common stock after the Reverse Split, whereby all post-Reverse Split shares held by such stockholders (including fractional shares) will be converted into a number of shares of our common stock equal to such number of post-Reverse Split shares multiplied by 30,000 (the “Forward Split”, and together with the Reverse Split, the “Reverse/Forward Stock Split”).

After careful consideration, our Board of Directors has concluded that the costs associated with being a public reporting company are not justified by the benefits. After the Transaction and the subsequent deregistration of our common stock and suspension of our duty to file periodic reports and other information with the SEC, we will no longer be subject to the reporting and related requirements under the Exchange Act and we will cease to file reports and information with the SEC, as more fully described in the accompanying Information Statement. The Company’s stock, however, may be eligible for continued quotation on the OTC Pink tier of the OTC Markets.

Our Board of Directors has reviewed the Transaction and has determined, on behalf of the Company, that the Transaction is in the best interests of the Company and is substantively and procedurally fair to the stockholders of the Company, including all unaffiliated stockholders as well as stockholders who will be cashed-out as a result of the Transaction and stockholders who will continue to hold our common stock after the Transaction. In connection with its review, our Board of Directors retained a financial advisor to provide a valuation of our common stock but it did not provide and we did not receive any other report or opinion from the financial advisor or any other outside party regarding the fairness of the Transaction to our stockholders.

Under Nevada law and pursuant to our Articles of Incorporation, filed with the Nevada Secretary of State on December 30, 1993, as amended (the “Articles of Incorporation”), our Board of Directors may amend our Articles of Incorporation by filing a Certificate of Change with the Nevada Secretary of State to consummate both the Reverse Split and the Forward Split, each of which will be accompanied by a corresponding decrease or increase, respectively, in the number of authorized shares of our common stock.

Nevada law requires us to obtain the vote or consent of our stockholders in order to consummate the Reverse/Forward Stock Split. Stockholders holding approximately 53% of the issued and outstanding shares of the Company, approved the Transaction by written consent and therefore we are not seeking stockholder approval for either the Reverse Split or the Forward Split, or the subsequent deregistration of our common stock or the suspension of our duty to file periodic reports and other information with the SEC. Under Nevada law, stockholders are entitled to certain dissenters’ rights of appraisal in connection with the Reverse Split.

The accompanying Information Statement contains details on the Transaction described in this letter, including important information concerning the Reverse/Forward Stock Split, the deregistration of our common stock and the suspension of our duty to file periodic reports and other information with the SEC. We strongly urge you to read the accompanying Information Statement, along with its Exhibits, carefully and in their entirety.

Although our Board of Directors has approved the Reverse/Forward Split and the subsequent deregistration of our common stock and suspension of our duty to file periodic reports and other information with the SEC, our Board of Directors reserves the right to abandon, postpone or modify the foregoing at any time before they are consummated for any reason.

By order of the Board of Directors of Forlink Software Corporation, Inc.,

By:	/s/ Yi He
Yi He
Chairman and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF SUCH TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS INFORMATION STATEMENT OR THE RELATED SCHEDULE 13E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

INFORMATION STATEMENT

FORLINK SOFTWARE CORPORATION, INC.

Shenzhou Mansion 9F, ZhongGuanCun South Street, No. 31,

Haidian District, Beijing, 100081

People’s Republic of China

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to you, as a holder of common stock, par value $0.001 (“Common Stock”), of Forlink Software Corporation, Inc., a Nevada corporation (the “Company” or “we”), on May 23, 2013 (the “Record Date”), pursuant to and in accordance with the requirements of Section 13(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 13e-3 under the Exchange Act and Section 14(c) under the Exchange Act and corresponding Regulation 14C promulgated thereunder, to inform you of (i) the approval on May 23, 2013 of resolutions by our Board of Directors (the “Board”) authorizing (x) the filing of a Certificate of Change with the Nevada Secretary of State to effectuate a 1-for-30,000 reverse split (the “Reverse Split”) of our issued and outstanding shares of Common Stock so that we may reduce the number of holders of record of our Common Stock to fewer than 300 and terminate the registration of our Common Stock under Section 12(g) of the Exchange Act and suspend our duty to file periodic reports and other information with the Securities and Exchange Commission (the “SEC”) thereunder, after which we will no longer be subject to the public reporting obligations under federal securities laws, and (y) immediately after the effectuation of the Reverse Split, the filing of a Certificate of Change with the Nevada Secretary of State to effectuate a 30,000-for-1 forward split (the “Forward Split,” and together with the Reverse Split, the “Reverse/Forward Stock Split”) of our then issued and outstanding shares of Common Stock, and (ii) our receipt on May 23, 2013 of written consents approving the Reverse/Forward Split and the filing of the Certificates of Change by stockholders holding 2,465,001 shares of our Common Stock, representing approximately 53% of the voting power of all our stockholders entitled to vote on the matter as of the Record Date. The resolutions adopted by the Board and stockholders holding a majority of the voting power give us the authority to effectuate the Reverse/Forward Stock Split, which we plan to do on or about the 20th calendar day following the date this Information Statement is first mailed to our stockholders.  If the Reverse Split is effected by the Board, as described in more detail in this Information Statement, those holders who, as a result of the Reverse Split, would hold solely fractional shares of our Common Stock will, in lieu thereof, shall receive cash payments equal to $0.26 per one pre-Reverse Split share and such holders will no longer be stockholders of the Company.  Immediately following the Reverse Split we will effectuate the Forward Split.

Based on information available to us, the Reverse/Forward Stock Split will reduce the number of holders of record of our Common Stock to fewer than 300.  Provided the Reverse/Forward Stock Split has the intended effect, we intend to file a Form 15 with the SEC to terminate the registration of our Common Stock under Section 12(g) of the Exchange Act and suspend our duty to file periodic reports and other information with the SEC.  The Board may abandon the Reverse/Forward Stock Split in its sole discretion.

This Information Statement is dated July 25, 2013 and is first being mailed to our stockholders on or about July 25, 2013.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF SUCH TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS INFORMATION STATEMENT OR THE RELATED SCHEDULE 13E-3 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND IF GIVEN OR MADE, YOU SHOULD NOT RELY ON ANY SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY THE COMPANY. ALL STOCKHOLDERS SHOULD CAREFULLY READ THIS INFORMATION STATEMENT AND ITS EXHIBITS IN THEIR ENTIRETY BEFORE MAKING ANY DECISION IN RESPECT OF OUR COMMON STOCK.

All necessary corporate approvals in connection with the Reverse/Forward Stock Split have been obtained. This Information Statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Exchange Act and corresponding Regulation 14C promulgated thereunder and the provisions of the Nevada Revised Statutes, solely for the purpose of informing our stockholders of the Reverse/Forward Stock Split before it takes effect.

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This Information Statement shall serve as notice to our stockholder who did not consent to action of our stockholder taken without a meeting, pursuant to Section 78.320 of the Nevada Revised Statues.

The Reverse/Forward Stock Split is comprised of the Reverse Split pursuant to which each 30,000 shares of Common Stock registered in the name of a stockholder immediately prior to the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by the Forward Split, pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 30,000 shares of Common Stock.  Interests in fractional shares owned by stockholders owning fewer than 30,000 shares of Common Stock, whose shares of Common Stock would be converted into less than one share in the Reverse Split, will instead be converted into the right to receive a cash payment of $0.26 per pre-Reverse-Split share owned by such stockholders.  However, if a registered stockholder holds 30,000 or more shares of Common Stock in its account immediately prior to the effective time of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split.

We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders, however, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.  A stockholder holding fewer than 30,000 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name in a timely manner and in any event prior to the effective date of the Reverse-Split, which is expected to be on or about the 20th calendar day following July 25, 2013 (the “Effective Date”), the date this Information Statement is first mailed to our stockholders, to ensure that such stockholder will be considered a holder of record prior to the Effective Date.  A stockholder holding fewer than 30,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account prior to the Effective Date may not have its shares cashed out in connection with the Reverse/Forward Stock Split.  For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 30,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions prior to the Effective Date to our designated exchange agent (the “Exchange Agent”).

As soon as practicable after the Effective Date, stockholders with stock certificates representing rights to receive cash payments will be notified and asked to surrender their stock certificates to our Exchange Agent.  The Exchange Agent will remit a cash payment to a stockholder following receipt of the stockholder’s stock certificates.  In the event we are unable to locate certain stockholders or if a stockholder fails to properly return its stock certificate to the Exchange Agent, any funds payable to such holders pursuant to the Reverse/Forward Stock Split will be held until a proper claim is made, subject to applicable abandoned property laws.

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FORLINK SOFTWARE CORPORATION, INC.

INFORMATION STATEMENT

iii

Interests of Certain Persons	17

Agreements Involving the Company’s Securities	18

Dissenters’ Rights	18

Indemnification of Officers and Directors	19

Conduct of Our Business After the Transaction	20

FINANCIAL AND OTHER INFORMATION	20

COMPANY INFORMATION	21

The Company	21

Company Securities	21

Executive Officers and Directors of the Company	22

Security Ownership of Certain Beneficial Owners and Management	23

Certain Relationships and Related Transactions	23

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	24

AVAILABLE INFORMATION	24

APPENDICES

APPENDIX A	Chapter 92A of the Nevada Revised Statutes	A-1

APPENDIX B	Third Party Valuation Report of Forefront Capital Services, LLC	B-1

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SUMMARY OF TERMS OF REVERSE/FORWARD STOCK SPLIT

This summary term sheet highlights selected information from this Information Statement about the proposed Transaction. This summary term sheet may not contain all of the information that is important to you. For a more complete description of the Transaction, you should carefully read this Information Statement and all of its Exhibits in their entirety. For your convenience, we have directed your attention to the location in this Information Statement where you can find a more complete discussion of each item listed below.

As used in this Information Statement, “the Company,” “we,” “ours” and “us” refers to Forlink Software Corporation, Inc., and the “Transaction” refers, collectively, to the Reverse/Forward Stock Split, together with the related cash payments to the stockholders in lieu of the issuance of fractional shares of our Common Stock as discussed below.

The Transaction is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act because it is intended to, and, if completed, will enable us to, terminate the registration of (or deregister) our Common Stock under Section 12(g) of the Exchange Act and suspend our duty to file periodic reports and other information with the SEC under Section 13(a) thereunder. In connection with the Transaction, we have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3.

The following is a summary of the material terms of the Reverse/Forward Stock Split:

•	Reverse/Forward Stock Split. The Board has authorized (i) the filing of a Certificate of Change (the “Reverse Split Certificate of Change”) to effectuate a 1-for-30,000 Reverse Split of our Common Stock, and (ii) immediately following the Reverse Split, the filing of a Certificate of Change (the “Forward Split Certificate of Change”, and together with the Reverse Split Certificate of Change, the “Certificates of Change”) to effectuate a 30,000-for-1 Forward Split of our Common Stock. Our Board intends to implement the Reverse/Forward Stock Split by filing the Certificates of Change with the Nevada Secretary of State on the Effective Date, which is expected to be on or about the 20th calendar day following July 25, 2013, the date this Information Statement is first mailed to our stockholders. Our Board may, however, abandon the Reverse/Forward Stock Split in its sole discretion. See also the information under the caption “Description of the Reverse/Forward Stock Split” in this Information Statement.

•	Effect of Transaction. Upon the effectiveness of the Reverse/Forward Stock Split, if you hold at least 30,000 shares of our Common Stock, the number of shares of Common Stock that you hold will not change, and you will not receive any cash payments. You will not need to take any action, including exchanging or returning any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. See also the information under the caption “Description of the Reverse/Forward Stock Split” in this Information Statement.

Upon effectiveness of the Reverse/Forward Stock Split, if you hold fewer than 30,000 shares of our Common Stock (a “Discontinued Stockholder”), you will receive a cash payment of $0.26 per pre-Reverse Split share. As soon as practicable after the Effective Date, you will be notified and asked to surrender your stock certificates to the Exchange Agent. The Exchange Agent will remit your cash payment following receipt of your stock certificates. The fractional shares of common stock acquired by the Company in the Reverse Split will be cancelled and returned to the status of authorized but unissued shares. See also the information under the caption “Description of the Reverse/Forward Stock Split” in this Information Statement.

Our directors and executive officers are collectively considered to be our “affiliates” for purposes of the Reverse/Forward Stock Split. As of the Record Date, Mr. He, our Chief Executive Officer and Mr. Lam, our Chief Financial Officer, were the only directors or executive officers owning outstanding shares or our Common Stock. As such, Mr. He and Mr. Lam are our only affiliates that will participate in the Reverse/Forward Stock Split.

•	Purpose of the Transaction. The primary purpose of the Transaction is to reduce the number of record holders of our Common Stock to fewer than 300, thereby allowing us to suspend our SEC reporting obligations. We would do so by filing a Form 15 Certificate of Termination of Registration with the SEC under the Exchange Act as soon as possible after consummation of the Transaction so that we would no longer be required to file annual, quarterly or current reports, and we would not be required to comply with the SEC’s proxy rules. After the Transaction, the Company will continue to be subject to and will comply with the requirements of Nevada law. See also information under the caption “Special Factors – Reasons for and Purposes of the Reverse/Forward Stock Split”.

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•	Fairness of Transaction. Our Board, on behalf of the Company, has determined that the Transaction is fair and in the best interests of all of our unaffiliated stockholders, including those stockholders owning shares to be cashed out under the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split. The cash payment of $0.26 per pre-Reverse Split share to be received by the stockholders who are cashed out is based primarily upon the estimated fair value of the Company’s common Stock as set forth in the third party independent valuation report (the “Valuation Report”) prepared by the investment advisory and investment management firm of Forefront Capital Services, LLC, the Company’s financial advisor the “Financial Advisor”). Note that our Board did not obtain an independent fairness opinion for the Reverse/Forward Stock Split, and the Financial Advisor did not render an opinion as to the fairness of the Reverse/Forward Stock Split. The other filing persons, Mr. Yi He and Mr. Hongkeung Lam, in their personal capacity, have adopted the analysis and conclusions of our Board regarding the fairness of the Reverse/Forward Stock Split and determined that the Reverse/Forward Stock Split is procedurally and substantively fair to our unaffiliated stockholders, including those stockholders owning shares to be cashed out and those who will retain an equity interest in the Company. See also information under the caption “Special Factors - Fairness of the Reverse/Forward Stock Split” and “Special Factors - Factors Considered to Determine Fairness” in this Information Statement.

•	Vote Required. Consummation of the Transaction requires the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of the Company’s common stock as of the Record Date. Stockholders holding approximately 53%, of the issued and outstanding shares of the Company, approved the Transaction by written consent. See also information under the caption “Special Factors – Vote Required”.

•	Effect on Derivative Securities. The Reverse/Forward Stock Split will not affect any of our derivative securities, including options and warrants, whether exercisable or unexercisable, granted by us and holders of our outstanding derivative securities will, following the Reverse/Forward Stock Split, continue to hold derivative securities for the same number of shares of Common Stock at the same exercise or conversion price and other terms as they currently do. See also the information under the caption “Special Factors – Effect of the Reverse/Forward Stock Split on Holders of Derivative Securities” in this Information Statement.

•	Effect on our Business. The Reverse/Forward Stock Split is not expected to affect our current business plans or operations, except for the anticipated cost and management time savings associated with the termination of our obligations as a public company. See also the information under the captions “Description of the Reverse/Forward Stock Split” and “Other Matters Related to the Transaction – Source and Amount of Funds” in this Information Statement.

•	Payment and Exchange of Shares. As soon as practicable after the Transaction, the Exchange Agent will send each Discontinued Stockholder an instruction letter describing the procedure for surrendering stock certificates in exchange for the cash payment. Upon receipt of properly completed documentation and stock certificates, each Discontinued Stockholder will be entitled to receive the cash payment, without interest, from the Exchange Agent. We anticipate that our Exchange Agent will mail instruction letters to Discontinued Stockholders within five (5) business days after the Effective Date. Discontinued Stockholders should allow approximately five (5) business days after mailing their properly completed documentation and stock certificates for such materials to be received by our Exchange Agent and should anticipate receiving their cash payment, without interest, approximately ten (10) business days after the receipt of such materials by our Exchange Agent.

•	Source of Funds. The total amount of funds necessary to make cash payments to stockholders in connection with the Transaction and for related expenses is estimated to be approximately $368,879. The funds for the Transaction will come from our currently available cash. See also the information under the caption “Other Matters Related to the Transaction – Source and Amount of Funds” in this Information Statement.

•	Dissenters’ Rights. Under Nevada law, stockholders who would be cashed-out in the Reverse Split are entitled to dissent and may elect to have us purchase pre-Reverse Split shares that would become fractional shares as a result of the Reverse Split for a cash price that is equal to the “fair value” of those shares, as determined in a judicial proceeding in accordance with the provisions of Chapter 92A of the Nevada Revised Statutes. See also the information under the caption “Other Matters Related to the Transaction – Dissenters’ Rights” in this Information Statement.

•	Tax Considerations. For those stockholders who receive a cash payment in connection with the Transaction and cease to hold, either directly or indirectly, shares of post-Reverse Split Common Stock, you will need to recognize a gain or loss for federal income tax purposes for the difference between the amount of cash received and the aggregate tax basis in your shares of Common Stock. For those stockholders that retain Common Stock following the Transaction, you will not recognize any gain or loss for federal income tax purposes. See also the information under the caption “Other Matters Related to the Transaction – Federal Income Tax Consequences” in this Information Statement. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse/Forward Stock Split in light of your own particular circumstances.

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•	Stockholders with Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” with respect to those shares, and this Information Statement is being forwarded to you by your broker or other nominee. Your broker or other nominee is considered, with respect to those shares, the stockholder of record. Although the Transaction is designed to reduce the number of stockholders of record, we intend to treat stockholders holding our Common Stock in street name in substantially the same manner as stockholders whose shares are registered in their names for purposes of the Transaction. However, banks, brokers or other nominees may have different procedures, and stockholders holding our Common Stock in street name should contact their bank, broker or nominee regarding the treatment of their shares.

•	Reservation. Our Board of Directors retains the right to abandon, postpone or modify the Transaction and the subsequent deregistration of our Common Stock under the Exchange Act and suspension of our duty to file periodic reports and other information with the SEC thereunder if our Board of Directors determines that it is not in the best interest of the Company and its stockholders.

SPECIAL FACTORS

Filing Persons

The Company is filing a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC simultaneously with the filing of this Information Statement.  The filing persons on the Schedule 13E-3 are (i) the Company, (ii) Mr. Yi He, and (ii) Mr. Hongkeung Lam (each a “Filing Person”, and collectively, the “Filing Persons”).  The members of the Board are Mr. Yi He, the Chairman of the Board, Mr. Hongkeung Lam, Mr. Guoliang Tian and Mr. Yu Fang. Mr. He and Mr. Lam are also the Chief Executive Officer and Chief Financial Officer, respectively, of the Company and its only executive officers. The principal executive office of the Company and the business address of each executive officer and director of the Company is 9/F Shenzhou Mansion, No. 31 Zhongguancun Street, Haidian District, Beijing, China, and the telephone number of the Company and its executive officers and directors is (86) 10 6811 8866. Neither Mr. He nor Mr. Lam was convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) and neither was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws. Mr. He and Mr. Lam are citizens of the People’s Republic of China. See the information under the caption “Company Information – Executive Officers and Directors of the Company” for additional information about Mr. He and Mr. Lam.

Reasons for and Purposes of the Reverse/Forward Stock Split

The primary purpose of the Reverse/Forward Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300 so that we can terminate the registration of our Common Stock under the Exchange Act.  The Reverse/Forward Stock Split is expected to result in the elimination of the expenses related to our disclosure and reporting requirements under the Exchange Act and decrease the administrative expenses we incur in servicing a large number of record stockholders who own very small numbers of shares of our outstanding Common Stock.

The Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the cost.  We have been unable to provide increased value to our stockholders as a public company, and, as a result of the costs tangible and intangible burdens associated with being a public company, including the cost of complying with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we do not believe that continuing our public company status is in our best interests and the best interests of our stockholders.

The Board believes that the tangible and intangible costs of our being a public company are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize.  The Board does not believe that we are in a position to use our status as a public company to raise capital through sales of securities in a public offering, or otherwise to access the public markets to raise equity capital.  In addition, the limited trading volume and public float of our Common Stock reduces our ability to use our Common Stock as acquisition currency or to attract and retain employees.

The Board also believes that the limited trading volume and public float of our Common Stock have impaired our stockholders’ ability to sell their shares, which has prevented them from realizing the full benefits of holding publicly traded stock.  The Reverse/Forward Stock Split will provide small stockholders a beneficial mechanism to liquidate their equity interest at a fair price for their shares without having to pay brokerage commissions, particularly in light of the extremely limited liquidity available to holders of our Common Stock in the open market.

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Because our Common Stock has been extremely thinly traded, entering into a large purchase or sale, to the extent possible, would risk a significant impact on the market price of our Common Stock.  The Board believes that it is unlikely that our market capitalization and trading liquidity will increase significantly in the foreseeable future.

Our status as a public company has not only failed to benefit our stockholders materially, but also, in the Board’s view, places an unnecessary financial burden on us.  The Company incurs direct and indirect costs in complying with its periodic reporting and other obligations under the Exchange Act (collectively, the “Public Company Costs”), including: the legal, accounting, printing, mailing, public relations, compliance and administrative costs of preparing, reviewing, filing, printing and distributing the reports and other filings required under the Exchange Act; the broker and transfer agent charges for forwarding materials to beneficial holders of our common stock and management’s time and attention expended in preparing and reviewing such reports and other filings. The Company’s direct, out-of-pocket costs comprising the Public Company Costs were approximately $350,000 during 2012.

The Reverse/Forward Stock Split is expected to relieve us of the administrative burden, cost and other disadvantages associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws by deregistering our Common Stock.

In light of our current size, opportunities and resources, the Board does not believe that such costs are justified.  Our public company compliance costs were approximately $350,000 for the year of 2012, or 25.6% of our net sales and 16.5% of our net profit for the three months ended March 31, 2013; 11.9% of our net sales and 18% of our net loss for the fiscal year ended December 31, 2012. Therefore, the Board believes that it is in our best interests and the best interests of our stockholders to eliminate the administrative, financial, accounting and other burdens associated with being a public company by consummating the Reverse/Forward Stock Split at this time rather than continue to subject us to these burdens.

The other Filings Persons, based upon the same reasoning, beliefs and conclusions of the Board as described above in this subsection, also concluded that consummating the Reverse/Forward Stock Split at this time is in the best interests of the Company and its stockholders.

Strategic Alternatives Considered

In making the determination to proceed with the Reverse/Forward Stock Split, during the period from January to March 2013, the Board considered other strategic alternatives.  However, in considering the risks and benefits of each strategic alternative, the Board determined that the Reverse/Forward Stock Split would be the simplest and most expeditious and cost-effective approach to achieve the purposes described above.  These alternatives were:

•	Self-tender offer. The Board considered a self-tender offer by which we would offer to repurchase shares of our outstanding Common Stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The Board was uncertain whether this alternative would result in shares being tendered by a sufficient number of record stockholders so as to permit us to reduce the number of record stockholders below 300 and to terminate our public reporting requirements.

•	Purchase of shares in the open market. The Board also considered purchasing our shares in the open market in order to reduce the number of our record stockholders to fewer than 300. However, given the low daily trading volume of our Common Stock and most of the time, no trading at all, there was no assurance that purchasing shares in isolated transactions would reduce the number of stockholders sufficiently to permit us to terminate our public reporting requirements under the Exchange Act and deregister in a reasonable period of time.

•	Maintaining the status quo. The Board also considered taking no action to reduce the number of our stockholders. However, considering the tangible and intangible costs without realizing the benefits of being public, the Board believed that maintaining the status quo would be detrimental to all stockholders.

The other Filing Persons also considered the same strategic alternatives as the Board as described above in this subsection, and such Filing Persons also determined, based upon the same reasoning, that the Reverse/Forward Stock Split was best method to achieve the intended results.

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Background of the Reverse/Forward Stock Split

As a public reporting company, we expected to be able to leverage our public company equity to raise capital to help grow our business and expand our operations; however, we have been unable to raise significant capital and have derived only minimal benefits from being a public reporting company. The low trading volume of our Common Stock and our low market capitalization have reduced the traditional liquidity benefits of being a public reporting company to our stockholders. Additionally, our Common Stock has failed to attract any interest from institutional investors or market analysts, which could have created a more active and liquid market for our Common Stock. Our Board does not presently intend to raise capital through sales of our securities in a public offering or to acquire other businesses or entities using our securities as consideration.

Our Board and senior management periodically review the Company’s long-term strategic plans with the goal of enhancing stockholders’ value. As part of this ongoing process, our Board and senior management, from time to time, have considered strategic alternatives that may be available to the Company. During the period from January to March 2013, the Board members discussed several times on possible strategies the Company may pursue including self-tender offer, purchase of shares in the open market and maintaining the status quo. For example, on January 8, 2013 the Board discussed through a conference call whether it is feasible for the Company to adopt a stock repurchase plan. Given the low daily volume of the Company’s stock, the Board did not recommend such an action. Further, on February 6, 2013 the Board had another conference call to explore possible strategies in changing the status quo such as a self-tender offer. Given the uncertainty result accompanied by a self-tender offer, the Board did not believe it is a feasible way. The Board does not believe any of them is the best method for reasons described under “Strategic Alternatives Considered”. In addition, Mr. Yi He, our Executive Officer, became increasingly aware of what he perceived was a trend in going private transactions. During 2012 at least twenty-four US-listed Chinese companies announced their going private transactions and only two Chinese companies completed IPOs in U.S. since the beginning of 2012 according to media news and people familiar with the market.

As a result of the foregoing, we are not likely to make use of the advantages for raising capital, or other purposes that our status as a public reporting company may offer. Based on our past history, the Company’s management and our Board have been evaluating: (i) the advantages and disadvantages of being a public reporting company, including the costs with respect to filing reports and other information with the SEC, complying with certain of the rules and regulations under the Sarbanes-Oxley Act, and complying with applicable corporate governance requirements, and (ii) transactions which may present alternatives to us being a public reporting company.

At a telephonic meeting of our Board held on March 21, 2013 (the “March 21 Meeting”), the Board proceeded to formally discuss the deregistration of our Common Stock and the suspension of our duty to file periodic reports and other information with the SEC, as well as methods of effecting such deregistration and suspension, including the Reverse/Forward Stock Split and such other methods as discussed in “Special Factors - Alternatives to the Transaction” herein. Mr. Yi He, Mr. Hongkeung Lam, Mr. Guoliang Tian and Mr. Yu Fang, the four board members, constituting the entire board, attended the meeting. Mr. He, our Chief Executive Officer and Mr. Lam, our Chief Financial Officer, are also our senior management members. Based on such discussions, our Board believed that the Reverse/Forward Stock Split provided the most favorable alternative to the Company and its stockholders for the deregistration of our Common Stock and the suspension of our duty to file periodic reports and other information with the SEC. At such time the Board discussed the matter with, Pryor Cashman LLP (“Pryor Cashman”), a law firm. The Company retained Pryor Cashman as its U.S. counsel for the Transaction on March 27, 2013.

At the March 21 Meeting, the Board also discussed the advisability of involving professional advisors in the transaction, including an independent appraisal firm or investment bank to provide a valuation report in connection with any such transaction. The Board decided that it would be appropriate to retain the services of an outside firm to provide a valuation report in connection with any such transaction. The Board compared three different appraisal firms. Based on their experiences including the familiarity with China-based corporations (Forefront has banked small cap to mid-cap China-based U.S. listed companies), the price quotes (Forefront quoted $30,000 while others’ ranges from $40,000 to $50,000) and the size of the deal, the Board believes Forefront Capital Services LLC is the most suitable firm to serve as an outside advisor on this transaction. On April 9, 2013, the Board formally retained the Financial Advisor, Forefront Capital Services, LLC, to provide a Valuation Report concerning the value of the consideration proposed to be paid per pre-Revere Split share of Common Stock to holders of fractional shares following the Reverse Split.  A summary of the Financial Advisor’s analysis can be found below under “--Third Party Valuation Report.”

Also on the March 21 Meeting, the Board considered forming a special committee to analyze the Reverse/Forward Stock Split, but determined that because there were presently only two independent directors on the Board, the timing and costs associated with appointing a third independent director for the purpose of forming a special committee for this Transaction outweighed its benefits.

In May 2013, our management had further discussions with Pryor Cashman regarding the procedural requirements of effectuating a reverse stock split going private transaction and the estimated costs associated therewith, including the approach of paying cash in lieu of fractional shares in order to reduce the number of registered holders below 300 thereby allowing us to terminate our registration under the Exchange Act. From these discussions, our management obtained detailed procedural requirements and a proposed timeline associated with such a transaction.

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On May 20, 2013, the Board held a telephonic meeting and Mr. Yi He, Mr. Hongkeung Lam, Mr. Guoliang Tian and Mr. Yu Fang, constituting the entire Board, were present. The Board reviewed the Financial Advisor’s Valuation Report and related analysis concerning the value of the consideration proposed to be paid to the cashed-out stockholders in connection with the reverse stock split.  The Valuation Report estimated that the fair market value of the shares to be repurchased in connection with the Reverse/Forward Stock Split is between $0.25 and $0.27 per share, representing premiums of 19% to 29%, respectively, to the Company’s closing price on May 17, 2013.  Following its review of the analysis provided by the Financial Advisor in the Valuation Report, the Board adopted the analysis as its own.

At the meeting of the Board held on May 20, 2013, the Board also considered and discussed the Reverse/Forward Stock Split, including the reasons therefor and the effects and fairness thereof as described in “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split”, “Special Factors - Effects of the Reverse/Forward Stock Split”, “Special Factors - Fairness of the Reverse/Forward Stock Split” and “Special Factors - Factors Considered to Determine Fairness”. The Board unanimously set a price of $0.26 per pre-Revere Split share of Common Stock to be paid to holders of fractional shares following the Reverse Split. Furthermore, the Board authorized and approved the ratios of the Reverse Split and Forward Split to 1-for-30,000 and 30,000-for-1, respectively. The Board determined a Reverse Split ratio of 1-for-30,000 is appropriate because as of May 17, 2013, the date immediately prior to the meeting of the Board, the Company had approximately 16 stockholders of record holding 30,000 shares or more of Common Stock and approximately 455 stockholders of record holding fewer than 30,000 shares. As a result, the Board concluded that a Reverse Split ratio of 1-for-30,000 is the most appropriate ratio to reduce the number of stockholders of record sufficiently below 300 upon the completion of the Transaction.

Since March 2013, the Board and our management have had extended deliberations on the factors described elsewhere in this Information Statement, including those factors discussed in the sections entitled “Special Factors − Reasons for and Purpose of the Reverse Stock Split,” “Special Factors − Strategic Alternatives Considered” and “Special Factors − Fairness of the Reverse/Forward Stock Split”, and “Special Factors - Factors Considered to Determine Fairness.” Finally, at a meeting of the Board on May 20, 2013, the Board resolved to effectuate the Reverse/Forward Stock Split. The Board further resolved, on behalf of the Company, that the Reverse/Forward Stock Split was fair to all unaffiliated stockholders, including those whose shares would be cashed out pursuant to the Reverse Split and those who would retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.

On May 23, 2013, the Company received the written consent to the Transaction of Mr. Yi He, Mr. Hongkeung Lam and Statelink International Group, Ltd., stockholders of the Company holding collectively 2,465,001 shares of our issued and outstanding Common Stock, and representing approximately 53% of the voting power of all our stockholders entitled to vote on the Transaction as of the Record Date.

Effects of the Reverse/Forward Stock Split

Based on information currently available to us, the Reverse/Forward Stock Split will reduce the number of holders of record of our Common Stock from approximately 471 to approximately 16.  This reduction in the number of holders of record of our Common Stock will enable us to terminate the registration of our Common Stock under the Exchange Act, which will substantially reduce the information required to be furnished by us to our stockholders and to the SEC.  See the section entitled “Special Factors – Potential Disadvantages of the Reverse/Forward Stock Split”. In addition, we expect that the Reverse/Forward Stock Split will reduce our issued and outstanding shares of Common Stock from 4,651,173 to approximately 3,905,484.

For estimated expenditures by us of (i) up to approximately $160,000 in professional fees and other costs associated with Reverse/Forward Stock Split costs and (ii) approximately $193,879 to purchase fractional shares (assuming no stockholder exercises appraisal rights), we estimate that we will realize at least $350,000 in annual cost savings by terminating our public company status.  We intend to apply for termination of registration of our Common Stock under the Exchange Act as soon as practicable following completion of the Reverse/Forward Stock Split, meaning upon the filing of Form 15 to deregister our Common Stock under Section 12(g) of the Exchange Act, we would no longer be required to file the periodic reports such as annual, quarter and current reports under Section 13(a) of the Exchange Act; however, other reporting obligations such as Sections 13, 14 and 16 reports under the Exchange Act remain in effect until 90 days after the filing of Form 15, at which point all the SEC reporting obligations under the Exchange Act are terminated. Furthermore, we will not be subject to Sarbanes-Oxley governance and reporting requirements.

Generally, the Reverse/Forward Stock Split will treat affiliated and unaffiliated stockholders in the same manner. The effect of the Reverse/Forward Stock Split on each stockholder will depend on the number of shares that the stockholder owns.  Registered stockholders holding 30,000 or more shares of Common Stock will be unaffected by the Reverse/Forward Stock Split.  Registered stockholders and stockholders holding shares of Common Stock in street name through a nominee (i.e., a broker or a bank) holding fewer than 30,000 shares of Common Stock will have their shares converted into the right to receive a cash amount equal to $0.26 per pre-Reverse Split share. Such stockholders will not have the opportunity to participate in future profits, to the extent the Company has any future profits. The Company had a net profit of $2,119,163 as of March 31, 2013 and a net loss of $1,948,885 as of December 31, 2012.

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As a result of the Reverse/Forward Stock Split, the Filing Persons will continue to be controlling stockholders of the Company after consummation of the Transaction. Management of the Company will also continue to be stockholders of the Company, and the aggregate percentage of shares of Common Stock they hold will increase by 7.45%. Furthermore, management will continue to hold their current management positions. The Transaction will be tax-free to both the Filing Persons and management.

The Board, however, reserves the right, in its sole discretion, to abandon the Reverse/Forward Stock Split prior to the Effective Date. If we do not consummate the Revere/Forward Stock Split, we will continue to operate the Company as it is presently being conducted, but could pursue another similar transaction in the future.

If and when the Reverse/Forward Stock Split is consummated, we will promptly file an amendment to our Schedule 13E-3 notifying stockholders.

Potential Disadvantages of the Reverse/Forward Stock Split

Stockholders owning fewer than 30,000 shares of Common Stock immediately prior to the Effective Date will, after giving effect to the Reverse/Forward Stock Split, no longer have any equity interest in the Company and therefore will not participate in our future earnings or growth, if any.  It is expected that approximately 455 holders of record will be fully cashed out in the Reverse/Forward Stock Split.

The Reverse/Forward Stock Split will require stockholders who own fewer than 30,000 shares of Common Stock to involuntarily surrender their shares for cash.  These stockholders will not have the ability to continue to hold their shares.  The ownership interest of these stockholders will be terminated as a result of the Reverse/Forward Stock Split, but the Board has concluded that the completion of the Reverse/Forward Stock Split overall will benefit these stockholders because of, among other reasons, the liquidity provided to them by the Reverse/Forward Stock Split at a price determined by the Board to be fair to these stockholders.

The Reverse/Forward Stock Split will increase the percentage of beneficial ownership of each of our officers, directors and major stockholders.  Based on an assumed cash-out of approximately 745,689 shares of Common Stock, the percentage ownership of our Common Stock of holders remaining after the Reverse/Forward Stock Split, including our officers, directors and major stockholders, will increase by approximately 16.03%.  For example, Yi He, who is an executive officer and a member of our board of directors, beneficially owns 1,290,001 shares representing 27.74% of our issued and outstanding shares of Common Stock.  Accordingly, based on an assumed cash-out of approximately 745,689 shares of Common Stock, the percentage ownership of our Common Stock of Mr. He will increase by approximately 5.29% to 33.03%. The increased concentration of ownership by our officers, directors and major stockholders could further prevent the stockholders who remain after the Transaction from influencing significant corporate decisions.

Potential disadvantages to our stockholders who will remain as stockholders after the Reverse/Forward Stock Split include the loss of the rights and protections that the federal securities laws provide to security holders, the substantive disclosure requirements that the federal securities laws, including the Sarbanes-Oxley Act require of public companies, and the reporting obligations for directors, officers and principal security holders of public companies. For example, after completion of the Transaction, we will no longer file periodic reports under Section 13(a) of the Exchange Act, the absence of such reports will detrimentally impact such stockholders’ ability to obtain information regarding the financial and operational status of the Company’s subsidiaries and variable interest entities located in the People’s Republic of China. After completion of the Transaction, we will no longer be subject to the provisions of the Sarbanes-Oxley Act and certain of the liability provisions of the Exchange Act. Our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC. In addition, our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act, and persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

Potential disadvantages to our stockholders who will remain as stockholders after the Reverse/Forward Stock Split also include potentially decreased liquidity as a result of our Common Stock only being eligible for quotation on the OTC Pink Marketplace. See also the information under the subsection “Special Factors – Effect of the Reverse/Forward Stock Split on the Trading Market of our Common Stock”.

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Effect of the Reverse/Forward Stock Split on Holders of Derivative Securities

Regardless of whether an outstanding derivative security, including an option or warrant, provides a right to acquire less than, equal to or greater than 30,000 shares, the number of shares underlying each outstanding derivative security will not change as a result of the Reverse/Forward Stock Split.  The Board has determined that no adjustment to outstanding derivative securities is necessary or appropriate in connection with the Reverse/Forward Stock Split.  Because of the symmetry of the 1-for-30,000 Reverse Split and the 30,000-for-1 Forward Split, the Board has determined that the Reverse/Forward Stock Split will not cause dilution or enlargement of the benefits intended by us to be made available under our outstanding derivative securities, including options and warrants.

Financial Effect of the Reverse/Forward Stock Split

Completion of the Reverse/Forward Stock Split will require approximately $368,879 of cash, which includes advisory, legal, financial, accounting and other fees and costs related to the Reverse/Forward Stock Split and the cash-out amount under the Reverse/Forward Stock Split.  As a result, we will have less working capital following the Reverse/Forward Stock Split.  The payments to holders of fewer than 30,000 pre-Reverse Split shares of Common Stock will be paid out of working capital.  We do not believe the decreased working capital as a result of the Reverse/Forward Stock Split will have a material adverse effect on our capitalization, liquidity, results of operations or cash flows. In addition, the transaction is structured so that approval of at least a majority of unaffiliated security holders is not required.

Effect of the Reverse/Forward Stock Split on the Trading Market of our Common Stock

Currently, our Common Stock trades on the OTCQB tier of the OTC Markets under the symbol “FLSW”. The OTC Markets is a listing service, formerly known as the Pink Sheets, that offers financial and other information about issuers of securities, and collects and publishes quotes of market makers for over-the-counter securities. The OTCQB is the middle tier of the OTC Market, which requires that OTCQB companies must be reporting with either the SEC or a U.S. banking regulator. Following the completion of the Reverse/Forward Stock Split, the fractional shares of common stock acquired by the Company in the Reverse Split will be cancelled and returned to the status of authorized but unissued shares. Our Common Stock will be suspended from quotation on the OTCQB; however, our Common Stock may be eligible for continued quotation on the OTC Pink tier of the OTC Markets (“OTC Pink”). OTC Pink is the bottom tier of the OTC Market and has no financial standards or reporting requirements, but companies in this tier choose the level of information they provide to investors and may have current, limited or no public disclosure. OTC Pink, however, is not a stock exchange, and we do not have the ability to control whether our shares are quoted on OTC Pink. Trading opportunities in OTC Pink will be dependent upon whether any broker-dealers commit to continue making a market for our Common Stock. Accordingly, we cannot guarantee that our Common Stock will continue to be quoted on OTC Pink. In addition, any prices at which our shares are quoted on the OTC Pink, if at all, may be more or less than the current pre-Transaction price of our Common Stock. In addition, the spread between the bid and asked prices of our Common Stock on the OTC Pink may be wider than before the Transaction and the liquidity of our shares may be lower. We give no assurance that there will be any OTC Pink quotations after the Transaction or that, if such quotations continue, they will continue for any length of time.

Fairness of the Reverse/Forward Stock Split

The Board, on behalf of the Company, believes that the Reverse/Forward Stock Split is both substantively and procedurally fair to our unaffiliated stockholders, including those stockholders being cashed out and those who will retain an equity interest in the Company subsequent to the consummation of the Transaction.

The Board is comprised of four members, all of whom approved the Transaction, and two of whom are executive officers of the Company.  We received the Valuation Report from our Financial Advisor but we neither requested nor received an opinion from our Financial Advisor or any other outside adviser in connection with the Reverse/Forward Stock Split.  Although the Company retained the Financial Advisor, the Board did not believe it was necessary or advisable to also seek a fairness opinion because the cost and time that would be consumed in doing so would exceed the benefits of a fairness opinion due to the relatively low total value of the fractional interests to be cashed out.

The Board did not create a special committee of the Board to approve the Reverse/Forward Stock Split despite the fact that the Board consists of four directors, two of whom are independent.  Creating a special committee by appointing or electing one or both of the independent directors and retaining independent counsel for such a committee would significantly increase the cost of the Reverse/Forward Stock Split and would likely take significant additional time.

The Board also did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders for purposes of negotiating the terms of Transaction or preparing a report concerning the fairness of the Transaction. Retaining an unaffiliated representative on behalf of the unaffiliated stockholders would be an added expense of the Reverse/Forward Stock Split and would not affect the outcome of the Transaction because a majority vote of the unaffiliated stockholders is not required under applicable law.

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The Board did not grant unaffiliated stockholders access to our corporate files, except as provided under the Nevada Private Corporations Law, nor did it extend the right to retain counsel or appraisal services at our expense. With respect to unaffiliated stockholders’ access to our corporate files, the Board determined that this Information Statement, together with our other filings with the SEC, provide adequate information for unaffiliated shareholders. In deciding not to adopt these additional procedures, the Board also took into account factors such as our size and financial capacity and the costs of such procedures.

For the reasons cited above, the Board, on behalf of the Company, concluded that a fairness opinion, a special committee of the Board and an unaffiliated representative retained to act solely on behalf of the unaffiliated stockholders were not necessary or advisable to ensure that the Reverse/Forward Stock Split is substantively and procedurally fair to our unaffiliated stockholders, including those stockholders being cashed out and those who will retain an equity interest in the Company subsequent to the consummation of the Transaction.

In reaching this conclusion, the Board determined that the ability of unaffiliated stockholders to decide whether or not to remain stockholders following the Reverse/Forward Stock Split by increasing their holdings of our Common Stock to at least 30,000 shares or decreasing their holdings of our Common Stock to less than 30,000 shares prior to the Effective Date afforded protection to unaffiliated stockholders, including those stockholders being cashed out and those who will retain an equity interest in the Company subsequent to the consummation of the Transaction.  The Board noted that stockholders seeking to either increase or decrease their holdings prior to the Reverse/Forward Stock Split may be unable to do so at a price they are willing to pay or accept due to the limited trading volume in our Common Stock.

The Board also noted that its members hold approximately 39.02% of our outstanding shares of Common Stock and after the Transaction are expected to hold approximately 46.47% of our outstanding shares of Common Stock, which aligns the interests of holders who will retain an equity interest in the Company subsequent to the consummation of the Transaction with the interests of the members of our Board in their capacities as stockholders in the Company.

The Board also noted that in determining procedural fairness, it complied and intends to comply with all of the requirements of Nevada law, including providing dissenters’ appraisal rights to objecting stockholders who are to be cashed out in the Reverse/Forward Stock Split.

Factors Considered to Determine Fairness

The Board considered a number of factors in determining the fairness of the Reverse/Forward Stock Split prior to its approval of the Transaction, which factors are applicable to both unaffiliated stockholders who will remain our stockholders after the Transaction and unaffiliated stockholders who will be cashed out, except for the factors with respect to savings in operating costs, the liquidity of our Common Stock and the ability to participate in our earnings and growth, if any, subsequent to the effectiveness of the Reverse/Forward Stock Split.  The factors considered by the Board include the following:

•	Fairness of Price . The Board, on behalf of the Company, believes that the price which will be received by stockholders in lieu of fractional shares of Common Stock is fair from a financial point of view to our unaffiliated stockholders. The Board considered a number of factors in reaching this determination. In particular, the Board considered the Valuation Report of the Financial Advisor, the current market price of our Common Stock, and the historical market prices of our Common Stock. The deliberation of the Board is as following:

o	The closing price of our Common Stock on May 17, 2013, the most recent trading day before the Board finally resolved to approve the Transaction, was $0.21 (the “Most Recent Trading Price”).

o	The analysis described under the caption “Special Factors-Third Party Valuation Report” and the finding that the Financial Advisor estimates that the fair market value of the shares to be repurchased in connection with the Reverse/Forward Stock Split is between $0.25 to $0.27 per share, representing premiums of 19% to 29%, respectively, to the Most Recent Trading Price.

o	The historical trading prices of our Common Stock during the 90-trading day period, 60-trading day period and 30-trading day period ended May 17, 2013 were lows of $0.10, $0.15 and $0.18, respectively, and a high of $0.21 per share for each such period. The average daily closing prices of our Common Stock during the 90-trading day period, 60-trading day period and the 30-trading day ended May 17, 2013 was $0.16 per share, $0.18 per share and $0.18 per share, respectively.

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o	The average daily closing price of our Common Stock over the last twelve month prior to May 17, 2013 was $0.20 per share.

The cash-out price of $0.26 per share represents a 24% premium to the Most Recent Trading Price and a 44% premium over the average daily closing price of our Common Stock during the 60-trading day period ended May 17, 2013, a 30% premium to the average daily closing price of our Common Stock over the twelve month period ended May 17, 2013.

The Board considered the cash-out price in the context of the Company’s going concern value. Given the Company had negative cash flow in 2012 and expects to be unprofitable for the year 2013 due to its $3.2 million investment in Forlink Technologies (BeiHai) Limited, as reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, combined with static revenues year over year, the Board believes, on behalf of the Company, $0.26 per share is a fair price in relation to the Company’s going concern value.

The Board considered the cash-out price in the context of net book value. In view of the Company’s shareholders equity being negative at year-end 2012 and being expected to remain negative at year-end 2013, the Company’s book value has the potential to decrease significantly and remain negative through 2014. As a result, the Board believes, on behalf of the Company, $0.26 per share is a fair price in relation to the Company’s net book value.

The Board also considered the cash-out price in the context of the Company’s liquidation value. The Company had $225,000 of property, plant and equipment as of December 31, 2012. Most of its intellectual property are out of dated and not currently in use. In addition, the Company projects to have a minimal $200,000 cash balances at the end of 2013. As a result, the Board believes, on behalf of the Company, $0.26 per share is a fair price in relation to the Company’s liquidation value.

As a result, the Board, on behalf of the Company, determined that a price of $0.26 represents an amount that is a premium over current and average historical market prices, and is therefore fair to both affiliated and unaffiliated stockholders.

Although potentially relevant to a determination of fairness of the Transaction, the factors listed below, for the reasons given, were determined by the Board to not be applicable to the Company and were not considered or were not given any weight by the Board:

o	No Firm Offers. The Board did not consider firm offers made by unaffiliated persons during the last two years to acquire all or a substantial part of the Company by merger, asset sale, acquisition of a controlling block of securities or otherwise, as no such offers were made during the last two years to the knowledge of the Board.

o	Purchase Price Paid for Repurchases of Our Common Stock. We have not previously repurchased shares of our Common Stock and, therefore, the Board of Directors could not consider any such repurchases as the basis for fairness.

•	Fairness of Process to Determine Price . The Board, on behalf of the Company, believes that all of the factors mentioned above, both favorable and unfavorable, when viewed together support a conclusion that the Transaction is substantively fair to all the Company stockholders, including the unaffiliated stockholders who will be cashed out as a result of the Transaction and the continuing stockholders who will continue to be stockholders of the Company after the Transaction. Our Board, on behalf of the Company, set the cash-out price at $0.26 based on the factors described above, and in particular, the analysis in the Valuation Report, which the Board adopted as its own, and the premium that the cash-out price represents over the historical trading prices of the Common Stock and the Most Recent Trading Price as discussed above. In addition, the Board complied and intends to comply with all of the requirements of Nevada law, including providing dissenters’ appraisal rights to objecting stockholders.

•	Significant Savings Will Benefit Us and Remaining Unaffiliated Stockholders. Following the Transaction, the Board believes that we and our remaining unaffiliated stockholders will benefit from the savings in direct and indirect operating costs to us resulting from our no longer being a public company, which benefit outweighs the decreased access to information and decreased liquidity.

•	Fairness of the Determination of Reverse Split Ratio . Based upon the information presented by management including the Valuation Report, the Board, on behalf of the Company, selected the Reverse Split ratio by calculating a ratio that could be used to reliably reduce our stockholders of record to less than 300. The Board believes that in order to maximize the value of the Transaction, the ratio should be high enough to achieve the stated purpose of the Transaction but not be materially higher in order to minimize our cash on-hand used in connection with the Reverse/Forward Stock Split.

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•	Liquidity for Remaining Unaffiliated Stockholders. The Board recognizes that the Transaction will result in a decrease in liquidity for our Common Stock. Currently, our Common Stock is quoted on the OTCQB tier of the OTC Markets. However, there has not been an active market for our shares and the Board believes that the decreased liquidity is offset by the gain to us in decreasing our public company compliance costs and the other benefits of the Transaction described in this Information Statement. Moreover, our Common Stock may be eligible for continued quotation on the OTC Pink Markets after the Transaction. See also the information under the caption “Special Factors – Effect of the Reverse/Forward Stock Split on the Trading Market of our Common Stock” in this Information Statement.

•	Cashed Out Stockholders. One of the negative aspects of the Transaction is the inability of those stockholders who are cashed out to maintain an interest in our future earnings, growth and progress, if any, with current holdings. The Board believes that this factor is outweighed by the ability of any stockholder who wishes to remain a stockholder to increase its holdings to at least 30,000 shares of our Common Stock prior to the Reverse/Forward Stock Split by purchasing shares on the open market prior to the Effective Date, subject to the effects, if any, of the limited trading volumes in our Common Stock.

•	Stockholder Alternatives. The Board believes that another factor to support the fairness of the Reverse/Forward Stock Split is that any stockholder who wishes to remain a stockholder following the Reverse Split may increase its holdings of our Common Stock to at least 30,000 shares prior to the Effective Date. Alternatively, any stockholder who wishes not to remain a stockholder following the Reverse Split may decrease its holdings of Common Stock to less than 30,000 shares prior to the Effective Date. The Board noted that stockholders seeking to either increase or decrease their holdings prior to the Reverse/Forward Stock Split may be unable to do so at a price they are willing to pay or accept due to the limited trading volume in our Common Stock.

After considering all of these factors, the Board concluded that, as a whole, the Transaction is substantively fair to our unaffiliated stockholders, whether they would remain our stockholders or not, as the potential benefit of the Transaction to us and our unaffiliated stockholders clearly outweighed the potential detriments and because our affiliated and unaffiliated stockholders will receive equal treatment and face the same detriments throughout and subsequent to the Transaction.  Other than the Valuation Report, the Board did not receive any report, opinion or appraisal from any outside party in considering the Reverse/Forward Stock Split.

In reviewing the Reverse/Forward Stock Split and determining whether it is fair to and in the best interests of our stockholders, the Board analyzed the factors set forth above, consulted with certain members of our management and consulted with legal counsel.

As noted above, the Board did not believe it was necessary to seek a fairness opinion from any an independent financial advisor, including its Financial Advisor, because the costs and time that would be consumed in retaining a financial advisor for that purpose would exceed the benefits of a fairness opinion due to the relatively low total value of the fractional interests to be cashed out.

The discussion of the information and factors set forth above and considered by the Board in making its decision is not intended to be exhaustive, but includes the material factors considered by the Board.  In view of the wide variety of factors considered in connection with the evaluation of the Transaction, neither the Board nor individual directors found it useful to, nor did either it or they attempt to, quantify, rank or otherwise assign relative weight to the factors set forth above.  In addition, individual members of the Board may have given different weight to different factors.

Fairness Determination by Mr. Yi He and Mr. Hongkeung Lam

Mr. Yi He and Mr. Hongkeung Lam, each of whom in their personal capacity is a “filing person” for purposes of Schedule 13E-3, have adopted the analysis and conclusions of our Board regarding the fairness of the Reverse/Forward Stock Split and the material factors upon which it was determined that the Reverse/Forward Stock Split is procedurally and substantively fair to our unaffiliated stockholders, both to stockholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing stockholders of the Company and to stockholders who will retain an equity interest in the Company.  Accordingly, Mr. Yi He and Mr. Hongkeung Lam, each in their personal capacity, reasonably believes that the Reverse/Forward Stock Split is procedurally and substantively fair to our unaffiliated stockholders, both to stockholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing stockholders of the Company and to stockholders who will retain an equity interest in the Company.  In addition, each of Mr. He and Mr. Lam believes that Reverse/Forward Stock Split is procedurally and substantively fair to the Company’s unaffiliated stockholders, both to stockholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing stockholders of the Company and to stockholders who will retain an equity interest in the Company.

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Third Party Valuation Report

On or about April 9, 2013, the Board retained the Financial Advisor to act as a third party independent financial advisor to prepare a valuation report to determine the fair market value for the shares of Common Stock, on a pre-split basis (the “Valuation Report”).   The Board considered several possible financial advisors and selected the Financial Advisor on the basis of its experience in business valuation and the time it would take to complete its work and the cost to the Company of its engagement.   On May 20, 2013, the Board reviewed and accepted the Valuation Report, which was dated May 15, 2013.

The Financial Advisor is an investment advisor which is registered with the SEC and was organized to give institutional investors access to established asset managers with less than $250 million under management. During the past two years the Financial Advisor and its principals have not had, and they are not mutually understood to be contemplating, a relationship with the Company or its affiliates, other than in connection with providing the valuation services discussed herein.

The Company expects to pay the Financial Advisor a fee of $30,000 for the Valuation Report, which is not contingent on any result.

The full text of the Financial Advisor’s Valuation Report is attached as Appendix B and should be read carefully in its entirety.  The Financial Advisor’s Valuation Report has been provided in this Information Statement with the express written permission of the Financial Advisor.  The Financial Advisor’s Valuation Report is directed to the Board and relates only to the fair market value of the shares of Common Stock, does not address any other aspect of the Reverse/Forward Stock Split or any related transaction and does not constitute a recommendation to any stockholder with respect to the Reverse/Forward Stock Split or any other matter being voted upon by the stockholders.

In the course of preparing the Valuation Report, the Financial Advisor conferred with the Company’s management concerning the evolution of its business, operations and outlook for the future. In connection with providing the valuation, the Board provided no specific instructions to the Financial Advisor, other than to provide a fair value appraisal of the Company’s Common Stock, and no limitations were imposed by the Board upon the Financial Advisor with respect to the scope of its investigations or procedures followed in rendering the valuation.

The following is a summary of the material financial analysis that the Financial Advisor performed in connection with the rendering of its opinion, which analysis was presented to the Board at its meeting on May 20, 2013.

The Financial Advisor’s valuation conclusions are based on a number of key considerations, including but not limited to:

•	The Company’s going concern status;

•	The Company’s Net Book Value/Shareholders Equity;

•	The Company’s Business Risks;

•	Liquidation Value;

•	The Trading History of the Company’s Common Stock, and

•	Business Structure/PRC related Risks

Based on its experience and professional judgment after considering the results of its analyses taken as a whole, without attributing any particular weight to or reaching a conclusion based on any specific analysis, the Financial Advisor estimates that the fair market value of the shares to be repurchased in connection with the Reverse/Forward Stock Split is between $0.25 and $0.27 per share, representing a value for the Company as a whole of between $1,150,000 - $1,255,000, representing approximately a 53% premium to the Company’s trailing 30-day share price moving average, as such amounts were determined as of the date of the Valuation Report.

Set forth below is a summary of the material financial analyses presented by the Financial Advisor to the Board. The summary does not purport to be a complete description of the analyses performed or presentation made by the Financial Advisor in this regard. The Financial Advisor believes that its presentation and analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying the valuation analysis.

According to the Company’s 2012 10-K filing the Company is a doubtful going concern due to its significant accumulated losses and net capital deficiency (negative shareholders equity). Specifically, the cash position at year-end 2013 is expected to be de minimis, less than $200,000, and the Company’s debt at year-end 2013 is expected to be $6,000,000 or more than twice the Company’s 2012 revenues.

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The Company’s shareholders equity was negative at year-end 2012 after being positive $2,000,000 at year-end 2011 and it is expected to remain negative at year-end 2013. Moreover, given the current cash investment and expected outlay of in excess of $3,000,000 in 2013 that will be required to implement the company’s business transition strategy, the Company’s book value has the potential to decrease significantly and remain negative through 2014.

The Company also faces a number of significant business risks, including without limitation, the fact that the Company has an extremely high level of customer concentration. In fiscal year 2012, approximately 44% of the company’s revenues were the result of two customers and such customer concentration is not expected to change in 2013. The Company also competes with much larger and better capitalized companies such as AsiaInfo, Digital China, UFSOFT and MYCRM.

Using a liquidation value approach given the Company’s minimal cash balance and its upcoming investment program, the Company’s liquidation value, if any, resides solely in the Company’s ability to sell its existing operating business. In addition, given the Company’s debt levels and associated business sale transaction costs, if in fact, there is a market for the Company’s operations, it is unlikely common stockholders would receive a positive economic value.

In terms of the trading history of the Company’s Common Stock, the 50-day, 30-day and 10-day trailing moving averages as of the date of the Valuation Report were $0.22, $0.1638 and $0.1575 respectively. The cash-out price range of $0.25 to $0.27 per share represents approximately over a 53% percent premium to the 30-day trailing moving average, as of the date of the Valuation Report.

In addition, the Company’s major stockholders are residents of the People’s Republic of China as such, they may not be able to transfer their ownership in one of the Company’s operating subsidiaries, Beijing Forlink Hua Xin Technology Co. (“BFHX”) , to either the Company or its designee at any time for the amount of the fully paid registered capital of BFHX.

Regulatory Approvals

The Company is not aware of any material governmental or regulatory approval required for completion of the Transaction, other than compliance with the relevant federal and state securities laws and Nevada corporate laws.

Vote Required

Pursuant to Section 78.207 of the Nevada Revised Statutes, a corporation that wants to increase or decrease the number of authorized shares of stock, and correspondingly increase or decrease the number of issued and outstanding shares of stock held by each stockholder, may only do so by a resolution of the board of directors and the approval of stockholders holding a majority of the voting power of the affected class of stock, if stockholders who would be fully cashed out in the transaction and would otherwise be entitled to receive only fractional shares, collectively hold greater than 10% of the shares outstanding immediately before the transaction. The Company anticipates that the stockholders, who will no longer be stockholders of the Company after the Reverse Stock Split, will collectively own in the aggregate greater than 10% of our common stock outstanding before the Reverse Stock Split. Further, our common stock is the only class of stock of the Company that is outstanding.

Pursuant to Section 78.320 of the Nevada Revised Statutes, unless otherwise provided in the articles of incorporation, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders having a right to vote thereon were present and voted.

On May 23, 2013 the Company received the written consent to the Transaction of Mr. Yi He, Mr. Hongkeung Lam and Statelink International Group, Ltd., stockholders of the Company holding collectively, 2,465,001 shares of our issued and outstanding Common Stock, and representing approximately 53% of the voting power of all our stockholders entitled to vote on the Transaction as of the Record Date. No special meeting of stockholders is required under Nevada law, because the requisite vote for adoption of the Transaction has been obtained and the vote of other stockholders is not necessary.

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Federal Income Tax Consequences

Summarized below are certain material federal income tax consequences to us and our stockholders resulting from the Transaction. This summary is based upon U.S. federal income tax law, as currently in effect, which is subject to differing interpretations or change, possibly on a retroactive basis. This summary addresses only those stockholders who have held their shares as capital assets. This summary does not discuss all aspects of federal income taxation that may be important to stockholders in light of their individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that each stockholder is a United States citizen and has held, and will hold, shares of Common Stock as capital assets under the Internal Revenue Code of 1986, as amended. Each stockholder should consult his, her or its tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of their specific circumstances.

Tax Consequences to the Company. We believe that the Transaction will be treated as a tax-free “recapitalization” for federal income tax purposes and, accordingly, it should not result in any material federal income tax consequences to us. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Transaction.

Tax Consequences to Stockholders Who Do Not Receive Cash for Fractional Shares. A stockholder who receives no cash payment as a result of the Transaction, but continues to hold shares of Common Stock directly immediately after the Transaction, will not recognize any gain or loss for United States federal income tax purposes. The aggregate adjusted tax basis of the shares held immediately after the Transaction will equal the aggregate adjusted tax basis of the shares held immediately prior to the Transaction, and the holding period of the shares will be the same as immediately prior to the Transaction.

Tax Consequences to Stockholders Whose Entire Interest in our Common Stock, Both Directly and Indirectly, is Terminated. A stockholder who receives a cash payment for a fractional share of Common Stock as a result of the Transaction and does not continue to hold our shares directly, or indirectly by virtue of being related to a person who continues to hold shares of Common Stock directly, immediately after the Transaction, will recognize capital gain or loss, for United States federal income tax purposes, equal to the difference between the cash received for the Common Stock and the aggregate adjusted tax basis in such stock.

Tax Consequences to Stockholders Whose Entire Interest in our Common Stock, Directly but Not Indirectly, is Terminated. A stockholder that receives cash for a fractional share as a result of the Transaction, but is treated (under Internal Revenue Code Section 318) as a continuing stockholder by virtue of being related to a person who continues to hold our shares directly immediately after the Transaction, will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that the receipt of cash either (1) is “not essentially equivalent to a dividend,” or (2) constitutes a “substantially disproportionate redemption of stock.” The receipt of cash is “not essentially equivalent to a dividend” if the reduction in the stockholder’s proportionate interest in us resulting from the Transaction (taking into account for this purpose the stock owned by persons to whom the stockholder is related) is considered a “meaningful reduction” given the stockholder’s particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test. The receipt of cash in the Transaction will be a “substantially disproportionate redemption of stock” if (a) immediately after the Transaction the stockholder (and persons to whom the stockholder is related) owns less than 50% of the total combined voting power of all classes of our stock entitled to vote, and (b) the percentage of our voting stock owned by the stockholder (and by persons to whom the stockholder is related) immediately after the Transaction is less than 80% of the percentage of shares of voting stock owned by the stockholder immediately before the Transaction.

In applying the foregoing “Not Essentially Equivalent to a Dividend” and “Substantially Disproportionate Redemption of Stock” tests, the stockholder will be treated as owning shares of Common Stock actually or constructively owned by certain individuals and entities related to the stockholder. If the receipt of cash in exchange for a fractional share is not treated as capital gain or loss under either of the tests, it will be treated first as ordinary dividend income to the extent of the stockholder’s ratable share of our current and accumulated earnings and profits, and then as a tax-free return of capital to the extent of the stockholder’s aggregate adjusted tax basis in the shares, with any remaining amount being treated as capital gain.

Capital gain or loss recognized will be long-term if the stockholder’s holding period with respect to the stock surrendered is more than one year at the time of the Transaction. The deductibility of capital loss is subject to limitations. In the case of a stockholder who is an individual, long-term capital gain and dividend income should generally be subject to United Stated federal income tax at a maximum rate of 15% or 20% under current law.

The foregoing discussion summarizing certain federal income tax consequences does not refer to the particular facts and circumstances of any specific stockholder. We recommend that stockholders consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the Transaction, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

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FORWARD LOOKING STATEMENTS

  This Information Statement may include statements regarding the intent, belief or current expectations of the Company or its officers with respect to: (i) the Company’s strategic plans and ability to complete and benefit from the Transaction; (ii) the expenses associated with the Transaction and the subsequent deregistration of our common stock under the Exchange Act and suspension of our duty to file periodic reports and other information with the SEC thereunder; (iii) the number of stockholders following the Reverse Split; and (iv) the Company’s financial condition, results of operations, capital resources and business prospects following the Transaction. These forward-looking statements are based on a number of assumptions and currently available information, and are subject to a variety of risks and uncertainties. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There is no assurance that the forward-looking statements contained in this Information Statement will prove to be accurate. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that its objectives will be achieved. The “safe-harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act do not apply to forward-looking statements made in connection with the Transaction and do not apply to the Company’s periodic reports that are incorporated by reference into this Information Statements.

QUESTIONS AND ANSWERS ABOUT THE REVERSE/FORWARD STOCK SPLIT

What are some of the advantages of the Reverse/Forward Stock Split?

  To learn about some of the advantages we expect as a result of the Reverse/Forward Stock Split, see the information under the caption “Special Factors − Reasons for and Purposes of the Reverse/Forward Stock Split” in this Information Statement.

What are some of the disadvantages of the Reverse/Forward Stock Split?

  To learn about some of the disadvantages we expect as a result of the Reverse/Forward Stock Split, see the information under the caption “Special Factors − Potential Disadvantages of the Reverse/Forward Stock Split” in this Information Statement.

What are some of the factors the Board considered in approving the Reverse/Forward Stock Split?

  The Board considered various factors in approving the Reverse/Forward Stock Split, including those discussed under the captions “Special Factors − Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors − Strategic Alternatives Considered,” “Special Factors − Background of the Reverse/Forward Stock Split” and “Special Factors – Factors Considered to Determine Fairness” in this Information Statement.

What are the interests of our directors and executive officers in the Reverse/Forward Stock Split?

  As a result of the Reverse/Forward Stock Split, our directors and executive officers, collectively, will beneficially own a percentage of the shares of Common Stock issued and outstanding greater than the percentage that those directors and executive officers owned prior to the Reverse/Forward Stock Split, however, they will not receive any benefits, including cash payments or the accelerated vesting of securities, in connection with the Transaction. See also the information under the captions “Special Factors – Potential Disadvantages of the Reverse/Forward Stock Split” and “Other Matters Related to the Transaction – Interests of Certain Persons” in this Information Statement.

 How will I be affected if I own fewer than 30,000 shares of Common Stock?

  Upon effectiveness of the Reverse/Forward Stock Split, if you hold fewer than 30,000 shares of Common Stock, you will receive a cash payment of $0.26 per pre-Reverse Split share.  As soon as practicable after the effective date of the Reverse Split, you will be notified and asked to surrender your stock certificates to our Exchange Agent.  The Exchange Agent will remit your cash payment following receipt of your stock certificates.

 How will I be affected if I own 30,000 or more shares of Common Stock?

  Upon effectiveness of the Reverse/Forward Stock Split, if you hold at least 30,000 shares of Common Stock, the number of shares of Common Stock that you hold will not change, and you will not receive any cash payments.  You will not need to take any action, including exchanging or returning any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates.

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 Will I be entitled to appraisal rights (also known as dissenters’ rights) if I object to the Reverse Split?

  Yes.  See the information under the captions “Summary of Terms of Reverse/Forward Stock Split” and “Other Matters Related to the Transaction – Dissenters’ Rights” in this Information Statement.

Will I be entitled to vote on the reverse/forward stock split?

No. We have received the written consent of stockholders holding an aggregate of 53% of the issued and outstanding shares of the Common Stock. No special meeting of stockholders is required under Nevada law because the requisite stockholder consent for the adoption of the Reverse/Forward Stock Split has been obtained and the vote of other stockholder is not necessary. See “Description of the Reverse/Forward Stock Split–Vote Required.”

DESCRIPTION OF THE REVERSE/FORWARD STOCK SPLIT

  The Reverse/Forward Stock Split includes both the Reverse Split and the Forward Split of our Common Stock.  The Reverse Split is expected to occur on or about the 20th calendar day following July 25, 2013, the date this Information Statement is first mailed to our stockholders and the Forward Split is expected to occur immediately following the Reverse Split.  The Reverse/Forward Stock Split has been approved by the Board.  The Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the Effective Date by issuing a press release and filing a current report on Form 8-K with the SEC.

  Upon consummation of the Reverse Split, each registered stockholder on the Effective Date will receive one share of Common Stock for each 30,000 shares of Common Stock held in its account immediately prior to the Effective Date.  If a registered stockholder holds 30,000 or more shares of Common Stock in its account, any fractional share in such account will not be cashed out after the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split.  Such holders will not need to exchange or return any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates.  Any registered stockholder who holds fewer than 30,000 shares of Common Stock in its account immediately prior to the Effective Date will receive a cash payment of  $0.26 per pre-Reverse Split share instead of fractional shares.  In connection with the Forward Split, all registered stockholders holding at least 30,000 shares prior to the Reverse Split will receive 30,000 shares of Common Stock for every one share of Common Stock they held following the Reverse Split.

  We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders.  However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.  A stockholder holding fewer than 30,000 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name in a timely manner and in any event prior to the Effective Date to ensure that such stockholder will be considered a holder of record prior to the Effective Date.  A stockholder holding fewer than 30,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account prior to the Effective Date may not have its shares cashed out in connection with the Reverse/Forward Stock Split.  For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 30,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions in a timely manner to the Exchange Agent.

The Reverse/Forward Stock Split is illustrated by the following examples:

Hypothetical Scenario	Result

Stockholder A is a registered stockholder who holds 29,999 shares of Common Stock in its account prior to the Reverse/Forward Stock Split.

Instead of receiving a fractional share of Common Stock immediately after the Effective Date of the Reverse/Forward Stock Split, Stockholder A’s shares will be converted into the right to receive cash in the total amount of $7,799.74 (i.e., $0.26  x 29,999 shares).

Note: If Stockholder A wants to continue its investment in the Company, Stockholder A can, prior to the Effective Date, buy at least 1 more share, and thereby hold the additional share in its account.  Stockholder A would have to act sufficiently in advance of the Reverse/Forward Stock Split so that the purchase is completed and the additional share is credited to its account by the close of business (eastern time) on the Effective Date.

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Stockholder B is a registered stockholder who holds 30,000 shares of Common Stock in its account prior to the Reverse/Forward Stock Split.	After the Effective Date of the Reverse/Forward Stock Split, Stockholder B will continue to hold all 30,000 shares of Common Stock.

Stockholder C holds less than 30,000 shares of Common Stock in a brokerage account as of the Effective Date.	We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding Common Stock in street name should contact their nominees. A stockholder holding fewer than 30,000 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name in a timely manner to ensure that such stockholder will be considered a holder of record prior to the Effective Date. A stockholder holding fewer than 30,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account in a timely manner may not have its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 30,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions in a timely manner to the Exchange Agent.

OTHER MATTERS RELATED TO THE TRANSACTION

Source and Amount of Funds

  The costs of the Reverse/Forward Stock Split and related fees and expenses will be paid out of cash on-hand. The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/Forward Stock Split.  Final costs of the Reverse/Forward Stock Split may be more or less than the estimates shown below.  We will be responsible for paying these costs.

Fractional share purchase costs	$193,879
Legal fees	$130,000
Financial Advisor Fees and Expenses	$30,000
Transfer and exchange agent fees	$15,000
Total	$368,879

 Interests of Certain Persons

Our directors and executive officers are collectively considered to be our “affiliates” for purposes of the Reverse/Forward Stock Split. As of the record date, Mr. He, our Chief Executive Officer and Mr. Lam, our Chief Financial Officer, were the only directors or executive officers owning outstanding shares or our Common Stock. As such, Mr. He and Mr. Lam are our only affiliates that will participate in the Reverse/Forward Stock Split.

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The Reverse/Forward Stock Split will increase the percentage of beneficial ownership of each of our officers, directors and major stockholders.  None of our directors or executive officers shall have their Common Stock cashed-out as a result of the Reverse/Forward Stock Split.   Based on an assumed cash-out of approximately 745,689 shares of Common Stock, the percentage ownership of our Common Stock of holders remaining after the Reverse/Forward Stock Split, including our officers, directors and major stockholders, will increase by approximately 16.03%.  For example, Mr. Yi He, who is Chief Executive Officer and a member of our Board, beneficially owns 1,290,001 shares representing 27.74% of our issued and outstanding shares of Common Stock.  Accordingly, based on an assumed cash-out of approximately 745,689 shares of Common Stock, the percentage ownership of our Common Stock owned by Mr. He will increase by approximately 5.29% to 33.03%. Mr. Hongkeung Lam, who is Chief Financial Officer and a member of our Board, beneficially owns 525,000 shares representing 11.3% of our issued and outstanding shares of Common Stock.  Accordingly, based on an assumed cash-out of approximately 745,689 shares of Common Stock, the percentage ownership of our Common Stock owned by Mr. Lam will increase by approximately 2.16% to 13.4%. Therefore, after the Transaction, Mr. He will have 5.29% increase in his equity interest in the Company’s net book value (or approximately $111,238.9 increase) and in net earnings (or approximately $112,221.2 increase) and Mr. Lam will have 2.16% increase in his equity interest in the Company’s net book value (or approximately $45,271.6 increase) and net earnings (or approximately $45,671.4) based on the Company’s unaudited financial statements as of March 31, 2013.

In addition, our directors and executive officers engaged in the Transaction will become the direct beneficiaries of the cost savings associated with the Company no longer having to comply with the federal securities laws, such as the at least $350,000 annual cost for the Company to maintain its public status. Such estimated future savings available to the Company will be a recurring benefit.

Except as described above, none of our directors or executive officers will receive any benefits, including cash payments or the accelerated vesting of securities, in connection with the Transaction.

Agreements Involving the Company’s Securities

There are no agreements, arrangements, or understandings, whether or not legally enforceable, between any of the Filing Persons and any other person with respect to any securities of the Company.

Dissenters’ Rights

  Pursuant to Section 78.207 of the Nevada Revised Statutes, stockholders who would be cashed-out in the Reverse/Forward Stock Split are entitled to dissent and may elect to have us purchase pre-Reverse Split shares that would become fractional shares as a result of the Reverse Split for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding in accordance with the provisions of Chapter 92A of the Nevada Revised Statutes (“Chapter 92A”).  The fair value of the shares of any stockholder means the value of such shares immediately before the effectuation of the Reverse Split, excluding any appreciation or depreciation in anticipation of the Reverse Split, unless exclusion of any appreciation or depreciation would be inequitable.

  Chapter 92A is set forth in its entirety in APPENDIX A to this Information Statement.  If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review APPENDIX A.  If you fail to comply with the procedures specified in Chapter 92A in a timely manner, you may lose your dissenters’ rights.  Because of the complexity of those procedures, you should seek the advice of counsel if you are considering exercising your dissenters’ rights.

  Stockholders who perfect their dissenters’ rights by complying with the procedures set forth in Chapter 92A will have the fair value of their shares determined by a Nevada state court and will be entitled to receive a cash payment equal to such fair value.  Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate.  The value so determined could be more or less than the $0.26 per pre-Reverse Split share to be paid in connection with the Reverse Split.  In addition, stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the transaction on the amount determined to be the fair value of their shares.

  Within 10 days after the effectuation of the Reverse Split, we will send a written notice (“Dissenters’ Rights Notice”) to all of our stockholders entitled to dissenters’ rights.  The Dissenters’ Rights Notice will be accompanied by (i) a form for demanding payment from us that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenters’ rights to certify whether or not they acquired beneficial ownership of the shares before that date; (ii) a copy of the provisions of Chapter 92A; and (iii) a brief description of the procedures that a stockholder must follow to exercise dissenters’ rights.

  In order to maintain eligibility to exercise dissenters’ rights under Chapter 92A, you must take the following actions within 30 days of the date that the Dissenters’ Rights Notice was delivered: (i) deliver a written demand for payment on the form provided in the Dissenters’ Rights Notice; (ii) certify whether you acquired beneficial ownership of the shares before the date set forth in the Dissenters’ Rights Notice; and (iii) deliver the certificates representing the dissenting shares to us.

  Within 30 days after receipt of a demand for payment, we must pay each dissenter who complied with the provisions of Chapter 92A the amount we estimate to be the fair value of such shares, plus interest from the Effective Date.  The payment will be accompanied by the following: (i) our financial statements for the year ended December 31, 2012 and the most recent interim financial statements; (ii) a statement of our estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s right to demand payment for the difference between our estimate of the fair value of the shares and the stockholder’s estimate of the fair value of the shares; and (v) a copy of Chapter 92A.  If we do not deliver payment within 30 days of receipt of the demand for payment, the dissenting stockholder may enforce the dissenter’s rights by commencing an action in the City of Reno, Washoe County, Nevada or if the dissenting stockholder resides or has its registered office in Nevada, in the county where the dissenter resides or has its registered office.

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  If a dissenting stockholder disagrees with the amount of our payment, the dissenting stockholder may, within 30 days of such payment (i) notify us in writing of the dissenting stockholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by us; or (ii) reject our offer if the dissenting stockholder believes that the amount offered by us is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated.  If a dissenting stockholder submits a written demand as set forth above and we accept the offer to purchase the shares at the offer price, then the stockholder will be sent a check for the full purchase price of the shares within 30 days of acceptance.

  If a demand for payment remains unsettled, we must commence a proceeding in the Washoe County, Nevada district court within 60 days after receiving the demand.  Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by us.  If a proceeding is commenced to determine the fair value of the Common Stock, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against us, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against us if the court finds that (i) we did not comply with Chapter 92A; or (ii) against either us or a dissenting stockholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 92A.

  A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal.  If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner.  If shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners.  An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a stockholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner.  If a stockholder owns shares through a broker who in turn holds the shares through a central securities depository nominee such as CEDE & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such shares.

  A record holder, such as a broker, fiduciary, depository or other nominee, who holds shares as a nominee for others, will be able to exercise dissenters’ rights of appraisal with respect to the shares held for all or less than all of the beneficial owners of those shares as to which such person is the record owner.  In such case, the written demand must set forth the number of shares covered by the demand.

  The foregoing summary of the rights of dissenting stockholders under Chapter 92A does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise any dissenters’ rights of appraisal available under Chapter 92A.  The preservation and exercise of dissenters’ rights of appraisal require strict adherence to the applicable provisions of Chapter 92A, and the foregoing summary is qualified in its entirety by reference to APPENDIX A to this Information Statement.

Indemnification of Officers and Directors

We have the power to indemnify our directors and officers to the fullest extent provided by Nevada law.  Pursuant to Nevada law, a corporation may indemnify its officers and directors, provided that such person actions: (i) did not constitute a breach of his or her fiduciary duties as a director or officer; and did not involve intentional misconduct, fraud or a knowing violation of law; and (ii) were conducted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  In addition, our Bylaws provide that our directors and officers shall be indemnified and held harmless to the fullest extent legally permissible under Nevada law.  Such right of indemnification is a contract right which may be enforced in any manner desired by the person being indemnified and is not exclusive of any other indemnification right that such person may have or thereafter acquire.

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  The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

  There is no pending litigation or proceeding involving a director, officer, employee or other agent of ours as to which indemnification is being sought nor are we are aware of any pending litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Conduct of Our Business After the Transaction

  We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Information Statement, the Reverse/Forward Stock Split is not anticipated to have any effect upon the conduct of our business.

  We plan, following the consummation of the Reverse/Forward Stock Split, to become a privately held company.  The registration of our Common Stock under the Exchange Act will be terminated. Upon the filing of a Form 15 with the SEC, our duty to file periodic reports under Section 13(a) of the Act will be suspended immediately.  Within 90 days of filing the Form 15, the registration of our Common Stock under the Exchange Act will terminate and, upon such termination, we will no longer have to comply with the Exchange Act’s other reporting requirements, such as the stock ownership reporting requirements and “short swing profit” trading restrictions under Section 16 of the Exchange Act.  Among other things, these changes will allow us to realize time and cost savings from not having to comply with the requirements of the Exchange Act. Following completion of the Transaction, our Common Stock may remain eligible for quotation on the OTC Pink Marketplace. See also the information under the caption “Special Factors – Effect of the Reverse/Forward Stock Split on the Trading Market of our Common Stock” in this Information Statement.

FINANCIAL AND OTHER INFORMATION

  The following summary consolidated financial information was derived from, and should be read in conjunction with, the Company’s audited consolidated financial statements and notes thereto included in Part IV, Item 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and from the Company’s unaudited consolidated financial statements and notes thereto included in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2013, all of which are incorporated herein by reference.

Statements of Operations Data:	For the Year Ended December 31,
	2012	2011
Net Sales	$2,929,699	$3,408,565
Cost of Sales	(1,579,517)	(1,658,765)
Gross Profit	1,350,182	1,749,800
Selling Expenses	(1,001,135)	(1,109,193)
Research and Development Expenses	(935,869)	(723,754)
General and Administrative Expenses	(1,319,988)	(4,957,735)
Operating Profit (Loss)	(1,906,810)	(5,040,882)
Other Income	7,792	25,561
Net Profit (Loss)	(1,948,885)	(4,944,011)
Income Per Share	(0.43)	(1.09)
Gain/Loss Per Share	(0.42)	(1.06)
Basic Weighted Average Shares Outstanding	4,651,173	4,651,173
Diluted Weighted Average Shares Outstanding	4,651,173	4,651,173
Ratio of earnings to fixed charges	(0.72)	(3.57)

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Statements of Operations Data:	For the Three Months Ended March 31,
	2013	2012
Net Sales	$1,367,276	214,633
Cost of Sales	(349,160)	(232,533)
Gross profit (loss)	1,018,116	(17,900)
Operating expenses	1,012,764	(745,104)
Operating profit (loss)	2,030,880	(763,004)
Other income (expense)	168,283	(5,422)
Net profit/(loss)	2,119,163	(768,426)
Net profit available to common stockholders	$2,119,163	(768,426)
Profit per common share from continuing operations – basic and diluted	$0.44	(0.16)
Net profit/(Loss) per common share – basic and diluted	$0.46	(0.14)
Ratio of earnings to fixed charges	8.42	(1.69)

Balance Sheet Data:	December 31,	December 31,	March 31,
	2012	2011	2013
Current assets	$2,597,933	$3,650,312	$7,630,470
Non-current assets	$1,589,380	$1,336,871	$1,573,645
Current liabilities	$4,213,943	$2,897,678	$7,103,501
Stockholder’s Equity	$(26,630)	$2,089,505	$2,100,614
Book value per share	$-0.00573	$0.449243	$0.451631

COMPANY INFORMATION

The Company

Forlink Software Corporation, Inc., a Nevada corporation, has its principal executive offices at Shenzhou Mansion 9F, Zhongguancun South Street, No. 31, Haidian District, Beijing, 100081, People’s Republic of China.

Company Securities

Our common stock, par value $0.001 per share, is quoted on the OTCQB system under the symbol “FLSW.”

As of May 17, 2013, there were 4,651,173 shares of the Common Stock outstanding.

The table below sets forth the reported high and low bid quotations for the past two fiscal years from Bloomberg. The bid prices shown reflect quotations between dealers, without adjustment for markups, markdowns or commissions, and may not represent actual transactions in our securities. Shares of our Common Stock are very thinly traded, and the price if traded may be highly volatile and may not reflect the value of the Company. The following prices do not represent the effects of the Reverse/Forward Stock Split.

	High Bid ($)	Low Bid ($)
Quarter Ended March 31, 2013	0.20	0.10
Quarter Ended December 31, 2012	0.18	0.01
Quarter Ended September 30, 2012	0.12	0.115
Quarter Ended June 30, 2012	0.35	0.027
Quarter Ended March 31, 2012	0.20	0.20
Quarter Ended December 31, 2011	0.35	0.20
Quarter Ended September 30, 2011	0.39	0.30
Quarter Ended June 30, 2011	0.31	0.21

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We have never paid cash dividends on our common stock and do not intend to do so in the foreseeable future. We retain any earnings for the operation and expansion of our business, except for the purpose of cashing out stockholders who, as a result of the Reverse Split, hold solely fractional shares of our Common Stock.

Executive Officers and Directors of the Company

Listed below are the names and ages of the Company’s directors and executive officers as of May 17, 2013 along with their positions, offices and term:

Name	Age	Title	Director or Officer Since
Yi He	46	Chairman of the Board Chief Executive Officer	August 2001
Hongkeung Lam	61	Director Chief Financial and Accounting Officer	August 2001
Guoliang Tian	73	Director	May 2003
Yu Fang	66	Director	May 2003

Set forth below is a summary of our executive officers’ and directors’ business experience for the past five years. The experience and background of each of the directors, as summarized below, were significant factors in their previously being nominated as directors of the Company. Our directors hold office until their successors are elected and qualified. Our officers are appointed annually by the board of directors.

Mr. Yi He, Chairman of the Board, Chief Executive Officer. Yi He has been a director of the Company since August 2001, and the Chief Executive Officer since May 2003. Mr. He is the founder of Beijing SLAIT Science & Technology Development Limited Co., where he served as Chairman and President from January 1998 to August of 2001. From March 1993 to January 1998, Mr. He was the President of Beijing Sunny Computer System Engineering Co. Mr. He has a Masters Degree in Computer Science from Peking University.

Mr. Hongkeung Lam, Chief Financial Officer. Hongkeung Lam has been the Chief Financial Officer, Chief Accounting Officer, Secretary and a director of the Company since August 2001. From July 2000 to August 2001, Mr. Lam was the Chairman of Beijing Hi Sun In Soft Information Technology Ltd. From June 1998 to June 2000, Mr. Lam was the Chairman and President of Beijing Jinshili Information Technology Ltd. From 1992 to February 1998, Mr. Lam was the Manager of the Beijing office of Taiwan Acer Computer (Far East) Co.

Mr. Guoliang Tian, Director. Guoliang Tian has been a director of the Company since May 2003. Mr. Tian is a professor with the Institute of Remote Sensing Applications at the Chinese Academy of Sciences, where he has been employed since 1986, and he heads the study of natural disaster monitoring and assessment. His areas of expertise and studies involve the use of remote sensing data to research and monitor geographic and atmospheric changes. He has published 105 papers and 4 books. In 1965, Mr. Tian received a degree in physics from Jilin University of China.

Mr. Yu Fang, Director. Yu Fang has been a director of the Company since May 2003. Mr. Fang is a professor at Peking University, where he has been employed since 1987. He has served as the Vice Director of the Institute of Remote Sensing and Geographic Information System at Peking University since 2001. From 1982 until 2000, he worked in the Department of Computer Science & Technology at Peking University, and served as Vice Chairman of the Department of Computer Science & Technology at Peking University from 1987 to 1999. His areas of expertise and studies are software engineering, geographic information systems, management information systems, and parallel processing and distribution systems. Mr. Fang has written 68 articles and five books. In 1982, Mr. Fang received a Masters Degree in Computer Science at Peking University after graduating from the Department of Mathematics at Peking University in 1968.

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Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years. There are no family relationships among our directors or executive officers. All officers and directors of the Company are citizens of the People’s Republic of China.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 17, 2013, by: (i) each person known to beneficially own more than five percent of our common stock; (ii) each of our officers and directors; and (iii) all of our directors and executive officers as a group.

The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[3]	Percentage Owned Beneficially[5]

Common Stock	Yi He1	1,290,001	27.7%
Common Stock	Hongkeung Lam[1]	525,000	11.3%
Common Stock	Guoliang Tian[1]	0	—
Common Stock	Yu Fang[1]	0	—
Common Stock	Jing Zeng[2]	288,000	6.2%
Common Stock	Statelink International Group, Ltd.[2,4]	650,000	14.0%
Common Stock	All officers and directors of the Company as a group (4 persons)	1,815,001	39.0%

1 An officer and/or director of the Company. The address for each officer and director is in care of the Company at 9/F Shenzhou Mansion, No. 31 Zhongguancun Street, Haidian District, Beijing, China.

2 A beneficial owner of more than five percent of our Common Stock. The address for each such beneficial owner is in care of the Company at 9/F Shenzhou Mansion, No. 31 Zhongguancun Street, Haidian District, Beijing, China.

3 Unless otherwise indicated, all shares are directly owned and investing power is held by the persons named in the table.

4 These shares of Common Stock are held directly by Statelink International Group, Ltd., of which Ms. Zhenying Sun is the controlling person and has both voting and dispositive power over these shares.

5 Based upon 4,651,173 shares of Common Stock outstanding as of May 17, 2013.

Certain Relationships and Related Party Transactions

The Company, from time to time, received from or made repayments to Mr. Yi He, who is a major stockholder and our Chief Executive Officer. The amounts due from or to stockholders do not bear interest and do not have clearly defined terms of repayment. The amounts due to stockholders as of December 31, 2012 and December 31, 2011, which were $369,166 and $260,470, respectively, represented advances from stockholders.

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Other than the above transactions or as otherwise set forth in this report or in any reports filed by the Company with the SEC, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K. The Company is currently not a subsidiary of any company.

Our Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, the Board believes that the related party transactions are fair and reasonable to the Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents that we filed with the SEC, File No. 000-18731, are incorporated by reference in this Information Statement, except for any discussion therein of the “safe harbor” protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995:  (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and (ii) our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013.

  All documents and reports that we filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement are not incorporated by reference into this Information Statement.  New material information, if any, will be provided in an amended Information Statement.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

AVAILABLE INFORMATION

  Copies of our most recent Form 10-K and our most recent Form 10-Q are available for inspection and copying at our principal executive offices during regular business hours by any stockholder.  We are currently subject to the information requirements of the Exchange Act and file periodic reports and other information with the SEC.  These materials, including our most recent Form 10-K and our most recent Form 10-Q, can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Some of this information may also be accessed through the SEC’s Internet website at www.sec.gov.  Our Common Stock trades on the OTCQB tier of the OTC Market under the symbol “FLSW.”

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APPENDIX A

CHAPTER 92A OF THE NEVADA REVISED STATUTES

 Nev.  Rev.  Stat.  Ann.  § 92A(2010)

  92A.300.  Definitions.

    As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

  92A.305.  “Beneficial stockholder” defined.

    “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

  92A.310.  “Corporate action” defined.

    “Corporate action” means the action of a domestic corporation.

  92A.315.  “Dissenter” defined.

    “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

  92A.320.  “Fair value” defined.

    “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

     1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

     2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

     3.  Without discounting for lack of marketability or minority status.

  92A.325.  “Stockholder” defined.

   “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

  92A.330.  “Stockholder of record” defined.

   “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

  92A.335.  “Subject corporation” defined.

    “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

  92A.340.  Computation of interest.

    Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

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  92A.350.  Rights of dissenting partner of domestic limited partnership.

    A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

  92A.360.  Rights of dissenting member of domestic limited-liability company.

    The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

  92A.370.  Rights of dissenting member of domestic nonprofit corporation.

    1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

  2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

  92A.380.  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

    1.  Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

     (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

      (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

       (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

     (b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

     (c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

     (d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     (e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

     (f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

  2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

  3.  From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares.  This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

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  92A.390.  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

    1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

     (a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C.  77r(b)(1)(A) or (B), as amended;

     (b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

     (c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value,  unless the articles of incorporation of the corporation issuing the class or series provide otherwise.

  2.  The applicability of subsection 1 must be determined as of:

     (a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

     (b) The day before the effective date of such corporate action if there is no meeting of stockholders.

  3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

  4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

  5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

  92A.400.  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

    1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights.  The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

  2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if the beneficial stockholder:

     (a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

     (b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

  92A.410.  Notification of stockholders regarding right of dissent.

    1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive.  If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

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  2.  If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

  92A.420.  Prerequisites to demand for payment for shares.

    1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

     (a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

     (b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

  2.  If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

  3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

  92A.430.  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

    1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

  2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

     (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

     (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

     (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

   92A.440.  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

    1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

     (a) Demand payment;

     (b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

     (c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

  2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

  3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

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  4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430.  A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

  5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

  92A.450.  Uncertificated shares: Authority to restrict transfer after demand for payment.

    The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

  92A.460.  Payment for shares: General requirements.

    1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.  The obligation of the subject corporation under this subsection may be enforced by the district court:

     (a) Of the county where the subject corporation’s principal office is located;

     (b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

     (c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

  2.  The payment must be accompanied by:

     (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

     (b) A statement of the subject corporation’s estimate of the fair value of the shares; and

     (c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

  92A.470.  Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

    1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

  2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:

     (a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

     (b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

     (c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

A-5

     (d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

     (e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

  3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

  4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

92A.480.  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

    1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460.  A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

  2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

  92A.490.  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

    1.  If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest.  If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

  2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State.  If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.  If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

  3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares.  All parties must be served with a copy of the petition.  Nonresidents may be served by registered or certified mail or by publication as provided by law.

  4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.  The appraisers have the powers described in the order appointing them, or any amendment thereto.  The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

  5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

     (a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

     (b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

A-6

  92A.500.  Assessment of costs and fees in certain legal proceedings.

    1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court.  The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

  2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

     (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

  3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

  4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

  5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

  6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P.  68 or NRS 17.115.

A-7

APPENDIX B

THIRD PARTY VALUATION REPORT OF FOREFRONT CAPITAL SERVICES, LLC

May 24, 2013

Forlink Software Corporation Inc.

9/F, Shenzhou Mansion

NO.31, Zhongguancun

Haidian District Beijing

100081, P.R. China

Forlink Board of Directors:

Forefront Capital Services, LLC was retained to determine the valuation of the Forlink Software Corporation, Inc, (the “Company”)’s minority interest shares anticipated to be repurchased in connection with the contemplated “going private” transaction (the “Transaction”) as derived from the Company’s enterprise value as of May 15, 2013. The enclosed valuation report (or the “report”) was prepared for the stated purpose and is for your exclusive and confidential use. No copies of this report shall be furnished to third parties without your specific permission or direction, unless ordered by a court of competent jurisdiction. The report and its conclusions are subject to the statement of Contingent and Limiting Conditions contained herein.

Notwithstanding the foregoing, we hereby consent to the Company’s filing this letter and the report as an exhibit to its Information Statement on Schedule 14C in connection with its Transaction Statement on Schedule 13E-3 and their respective amendments to be filed with the U.S. Securities and Exchange Commission with respect the Transaction. We have no objection to the Company’s security holders holding such minority interest shares being able to rely upon the disclosure contained in the report.

The report was prepared by the undersigned. Preparation of the report entailed the use of standard techniques and practices, and involved due diligence on the part of Forefront Capital Services. The methodology and analysis employed is in compliance with the Uniform Standards of Professional Appraisal Practice.

Based upon the entire analysis, and for the purposes described in this report, it is our opinion that the fair value of both the common stock and minority interest shares of Forlink Software Corporation. Inc., on an enterprise basis as of May 15, 2013, was:

$0.25-0.27 per share

Thank you for the opportunity to be of service in this matter.

Sincerely yours,

/s/ Russell Anmuth
Russell Anmuth
Forefront Capital Services, LLC

B-1

Forlink Software Corporation, Inc.

Valuation Report

May 15, 2013

Prepared for the Board of Directors of Forlink Software Corporation, Inc.

B-2

Disclosure - Privileged and Proprietary

The valuation report (“This Report”) has been prepared for the Board of Directors of Forlink Software Corp. (“The Company”) and pertains to the valuation of the minority shares anticipated to be repurchased in connection with the Transaction, as derived from the Company’s enterprise value. Neither this Report nor the information contained herein is for distribution to the public or any other entity without the prior express written permission of Forefront Capital Services, LLC.

This report is based upon information supplied by the Company and information that is publicly available. Forefront Capital Services, LLC has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided during this engagement. Any recipient of this Report hereby agrees that all information contained herein is confidential, and that they will treat it as such, and will not, without prior written consent from Forefront Capital Services, LLC, directly or indirectly, disclose, copy or distribute such information. For additional information, please contact Forefront Capital Services, LLC at the address or telephone number listed below.

590 Madison Avenue 34th Floor New York, NY 10022 Telephone: 212-607-8150 www.forefrontgroup.com

B-3

Table of Contents

•	Executive Summary	B-5
•	Summary Valuation Analysis	B-6
•	Forefront Capital Services, LLC	B-7
•	Scope of Work	B-8
•	Forlink Software Corporation, Inc. Overview	B-9
	■ Forlink Software Corporation, Inc. Balance Sheet (10-K 12/31/12)	B-12
	■ Forlink Software Corporation, Inc. Income Statement (10-K 12/31/12)	B-13
	■ Forlink Software Corporation, Inc. Statement of Cash Flows (10-K 12/31/12)	B-14
	■ Forlink Software Corporation, Inc. Historical Financial Performance	B-15
	■ Forlink Software Corporation, Inc. Share Performance	B-16
•	Forlink Software Valuation	B-17

B-4

Executive Summary

•	Forefront Capital Services, LLC, was engaged to provide professional valuation services relating to the fair market value of Forlink Software Corporation.
•	We understand that Forlink Software Corporation, Inc., a Nevada corporation (the “Company”), intends to engage in a transaction that is intended to reduce the number of record holders of its common stock to fewer than 300 by a reverse stock split, followed by a forward stock split at the same ratio while cashing out the fractional shares (the “Transaction”). As a result of the Transaction, the Company will cease its reporting obligation under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and deregister its common stock thereunder.
•	The Company had engaged Forefront Capital Services, LLC to assist the Company in arriving at consideration price to be paid to shareholders.
•	For the purpose of this analysis, fair market value is defined as:
•	The price, expressed in terms of cash equivalents, at which property would change hands between a hypothetical willing and able seller, acting at arm’s length in an open and unrestricted market, when neither is under compulsion to buy or sell and when both have reasonable knowledge of the relevant facts.
•	Forefront’s valuation considerations are based on a number of key considerations, including:
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (“2012 10-K”)
•	Conversations and correspondence with Forlink Software Corporation, Inc. management.
•	As a result of the Company’s small and uncertain revenue base, uncertain market opportunity, high customer concentration, insufficient capital base, aggressive business modeling transition, significant public company expenses and potential significant shareholder dilution, Forefront estimates that the fair value of the shares to be purchased in connection with the Transaction between $0.25-$0.27 per share, representing approximately a 53% premium to the trailing 30 day share price moving average.

o	Valuing the Company’s shares at $0.25-$0.27, results in the Company as a whole being valued for approximately $1.15mm-1.26mm on an equity capitalization basis.
o	Therefore, valuing the Company’s minority share interest for $180K-$200K.

B-5

Summary Valuation Analysis

Valuation Analysis Considerations included:

•	The Company’s status as a doubtful going concern
•	The Company’s negative net book value/negative shareholders equity
•	The significant risk of the Company’s recently initiated business model transition
•	The Company’s liquidation value
•	The lack of a liquid trading market for the Company’s securities
•	Business Structure/PRC-Related Risks
•	Comparables

B-6

Forefront Capital Services, LLC

Forefront Capital Services, LLC, a division of Forefront Group, LLC, provides corporate advisory services.

Forefront Group includes:

•	Forefront Capital Management, LLC, which provides investment advisory services to hedge funds and separately managed accounts. We offer a select group of portfolio managers and strategies to high net worth investors and funds.
•	Forefront Investment Banking which executes private placements of both debt and equity securites. Forefront IB also provides merger and acquisition advisory services.
•	Forefront Wealth Advisory offers advisory services to high net worth individuals, families, and institutions. We have both in-house investment advisors as well as sub-advisor relationships with prominent advisors.
•	Forefront Capital Markets, LLC, a FINRA registered broker-dealer.
•	Forefront Capital Services, LLC, which provides corporate advisory services.

B-7

Scope of Work

1.	In performing its analysis, Forefront considered the following factors:
1.	The Company’s 2012 10-K filing.
2.	Discussions and correspondence with the Company’s management regarding historical and future business operations.
3.	The Company’s capital structure.
4.	The Company’s balance sheet.
5.	The Company’s current business transition (the Forlink Beihai investment).
6.	The Company’s public company-related expenses.
7.	The Company’s historical and future potential cash flows.
8.	The Company’s ability to compete in a highly regulated business environment which includes larger and better-capitalized companies.
9.	The Company’s requirement for future external capital whether in the form of debt or equity.
10.	The Company’s liquidation value.
2.	Forefront Capital is independent of the beneficiaries, owners and managers of Forlink Software. Forefront Capital has no current or prospective financial interest in the Company and our fee for this valuation analysis is in no way dependent on the results of our valuation analysis.
3.	None of the information provided by the Company was audited by Forefront Capital as part of this engagement. Forefront relied on the information without independent verification and expresses no opinion or other form of assurance on its accuracy, fairness, and completeness.
4.	This valuation report and related analysis reflect Forefront’s best judgment in light of the information available at the time.

B-8

Forlink Software Corporation, Inc. Overview

Company Overview

The Company provides e-business application solutions and IT outsourcing services in the People’s Republic of China (the “PRC” or “China”) through its subsidiaries. The Company offers clients business information management consulting and planning, application software design, agency and integrated application services for third party software, and other online application services. The Company also offers the “For”-series of software products.

The Company’s clients are mainly in the telecom and logistics industries or are government agencies.

The Company has also invested in companies in the logistics, finance, and information technology (IT) industries. The application platforms used by these companies are supported by its integrated application systems, software, and IT outsourcing services.

The Company is headquartered in Beijing, China and has a branch office in Chengdu, China. Its research and development center is also located in Chengdu.

Company History

The Company is a Nevada corporation originally incorporated in 1986 as Why Not?, Inc. in Utah. In 1993, the Company reorganized in Nevada. From 1996 until 1999, the Company was an unfunded venture in search of a suitable business acquisition or business combination. In 1999, the Company began its current operations with the acquisition of its major operating subsidiary, Forlink Technologies Co. Ltd. (“FTCL”).

B-9

Forlink Software Corporation, Inc. Overview

Organization and Subsidiaries

FTCL is an indirect wholly owned subsidiary of the Company, and is its major operating subsidiary located in China. FTCL provides computer software consultancy and engineering services, develops and sells computer software, and sells computer hardware.

The Company has two subsidiaries, Forlink Technologies (Hong Kong) Limited (“FTHK”) and Beijing Forlink Hua Xin Technology Co. Ltd. (“BFHX”).

FTHK was formed in 2003 in Hong Kong as a limited liability company and serves as a holding company. Because of Hong Kong’s favorable business environment, it can simplify and speed up investment transactions through this subsidiary. FTHK directly imports from overseas companies certain hardware needed for product integration, which allows the Company to improve its hardware pass-through profit margin.

BFHX was formed in 2003 in the PRC as a limited liability company. Through BFHX, the Company conducts its telecom value-added services and application integration services for government organizations in China. The CEO, Mr. Yi He, and FTCL’s administration manager, Mr. Wei Li, are the nominee owners of BFHX, and, as such, hold 70% and 30%, respectively, of the fully paid up capital of BFHX on behalf of the Company as the primary beneficiary. BFHX is considered a Variable Interest Entity (“VIE”), and, because they are the primary beneficiary, its consolidated financial statements include BFHX. Upon the Company’s request, Mr. Yi He and Mr. Wei Li are required to transfer their ownership in BFHX to the Company or its designee at any time for the amount of the fully paid registered capital of BFHX.

B-10

Forlink Software Corporation, Inc. Overview

Major Business Developments

On February 8, 2010, the Company transferred all of its ownership interests in FTCL to BFHX in exchange for FTCL’s 100% fully paid up capital. As a result, FTCL is no longer its direct subsidiary, but BFHX’s wholly owned direct subsidiary.

On August 20, 2010, the Company sold its 22.73% ownership interests in Guangxi Caexpo International Trade and Logistics Co., Ltd. (“Guangxi Caexpo”), a PRC limited liability company, to Guangxi Sanqi Investment Co., Ltd in exchange for Guangxi Caexpo’s 22.73% fully paid up capital and cash consideration of $3,024,355 (RMB 20,000,000).

On October 8, 2010, the Company, through BFHX, invested $151,213 (RMB 1,000,000) in Shanghai Shipping Freight Exchange Co., LTD (“SSFE”), a PRC limited liability company, for a 5% equity interest.

B-11

Balance Sheet (10-K 12/31/12)

Consolidated Balance Sheets

(Expressed in US Dollars)

	December 31,	December 31,
	2012	2011
Current assets
Cash and cash equivalents	$103,578	$1,692,449
Accounts receivable	132,892	203,910
Other receivables, deposit and prepayments	672,476	530,018
Inventories	1,554,868	1,157,934
Deferred Taxes Assets	134,119	66,001
Total current assets	2,597,933	3,650,312

Property, plant and equipment	225,757	262,340
Long term investments	1,363,623	1,074,531

Total assets	$4,187,313	$4,987,183

Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$318,193	$317,496
Accounts payable	16,629	56,311
Amounts due to related party	383,486	260,470
Customer deposits	2,631,583	1,811,937
Other payables and accrued expenses	864,052	451,464
Other tax payable	-	-
Deferred Taxes Debt	-	-
Total current liabilities	$4,213,943	$2,897,678

Stockholders’ equity

Common stock, par value $0.001 per share; 200,000,000 and 200,000,000 shares authorized; 4,966,173 and 4,966,173 shares issued and 4,651,173 and 4,651,173 shares outstanding, respectively	$99,322	$99,322
Treasury stock	(163,800)	(163,800)
Additional paid-in capital	10,040,675	10,195,693
Accumulated losses	(11,437,544)	(9,488,659)
Accumulated other comprehensive income	1,434,717	1,397,824
Non-controlling interest	-	49,125

Total stockholders’ equity	$(26,630)	$2,089,505

Total liabilities and stockholders’ equity	$4,187,313	$4,987,183

B-12

Income Statement (10-K 12/31/12)

Consolidated Statements of Operations

(Expressed in US Dollars)

	Year ended December 31, 2012	Year ended December 31, 2011

Net sales	$2,929,699	$3,408,565
Cost of sales	(1,579,517)	(1,658,765)

Gross profit	1,350,182	1,749,800

Selling expenses	(1,001,135)	(1,109,193)
Research and development expenses	(935,869)	(723,754)
General and administrative expenses	(1,319,988)	(4,957,735)

Operating profit / (loss)	(1,906,810)	(5,040,882)

Investment loss	-	(41,233)
Interest income	2,242	6,584
Interest expenses	(22,412)	(4,264)
Impairment of assets	(97,449)	-
Loss from cost method investee	-	(33,718)
Other income, net	7,792	25,561

Profit before income taxes	(1,948,885)	(5,087,952)

Provision for income tax	67,752	93,506

Consolidated profit	(1,948,885)	(4,994,446)

Net loss attributable to non-controlling interest	-	(50,435)

Net consolidated profit (loss)	$(1,948,885)	$(4,944,011)

Gain/Loss per share	$(0.42)	$(1.06)
Weighted average common shares outstanding - basic and diluted	4,651,173	4,651,173

B-13

Statement of Cash Flows (10-K 12/31/12)

Consolidated Statements of Cash Flows

(Decrease)/Increase in Cash and Cash Equivalents

(Expressed in US Dollars)

	Year Ended December 31,
	2012	2011
Cash flows from operating activities
Net income	(1,948,885)	(4,944,011)
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Non-controlling interest	-	(50,435)
Depreciation of property, plant and equipment	76,878	79,062
Interest expenses	-	4,264
Loss from equity method investee	-	41,233
Dividend from cost method investee	-	33,718
Impairment of assets	97,449	-
Effect of deferred taxes	(68,118)	(100,368)

Charge in:
Account receivables	71,466	3,762,907
Other receivables, deposits & prepayments	(141,293)	61,633
Inventories	(394,392)	(492,343)
Account payable	(39,806)	(1,022,770)
Amounts due to related party	122,444	(290,343)
Customers deposits	815,668	545,561
Other payables & accrued expenses	411,597	62,693
Other taxes payable / recoverable	-	(22,604)

Net cash used in operating activities	(996,993)	(2,331,803)

Cash flows from investing activities
Purchase of long term investment	(365,922)	-
Acquisition of property, plant & equipments	(35,488)	(49,600)
Buyout of Non-controlling interest	(204,592)	-
Proceeds from disposal of long term investment	-	15,199
Cash dividend from cost method investee	-	84,771

Net cash generated from investing activities	(606,002)	50,370

Cash flow from financing activities
Proceeds from short term borrowings	-	(4,264)
Loans payments to bank	(318,193)	-
Bank loan obtained	318,193	317,496
Net cash generated from financing activities	-	313,232

Effect of exchange rate changes on cash and cash equivalents	14,124	80,381

Net increase (decrease) in cash and cash equivalents	(1,588,871)	(1,887,820)

Cash and cash equivalents at the beginning of year	1,692,449	3,580,269

Cash and cash equivalents at the end of year	103,578	1,692,449

Supplemental disclosure of cash flow information
Income tax paid	$-	$5,278
Interest paid	$22,462	$-

B-14

Historical Financial Performance

Revenue
(USD)	2009	2010	2011	2012
FY	6.3M	5.0M	3.4M	2.9M
Q1	856.9K	683.1K	457.3K	214.6K
Q2	967.5K	435.7K	1.3M	1.3M
Q3	822.7K	1.1M	1.2M	670K
Q4	3.6M	2.8M	386.1K	716K

Earnings Per Share
(USD)	2009	2010	2011	2012
FY	.130	-.070	-1.06	-.42
Q1	-.060	.020	-.140	-.170
Q2	-.180	-.110	-.001	.012
Q3	-0.90	-.050	.050	-.110
Q4	.460	.080	-.970	-.15

B-15

Share Performance

B-16

Forlink Software Valuation

Analysis Considerations

Doubtful Going Concern

•	The 2012 10-K filing states that the Company is a doubtful going concern due to its significant accumulated losses and net capital deficiency (negative shareholders equity).
•	The Company expects to be unprofitable for the year 2013.
•	The Company expects to be a net-user of cash for the year 2013.
•	The Company expects shareholders’ equity to be negative at year-end 2013.

B-17

Forlink Software Valuation

Analysis Considerations

Corporate Liquidity and Operational Considerations

•	Cash balances at year-end 2012 were $103,578.
•	Despite that the Company’s cash position in Q1 2013 benefits from a bad debt reversal of $1.8mm as stated in the 2012 10-K and that the Company received a customer prepayment of $3.6mm in the first quarter of 2013, such funds are currently being invested in Forlink Beihai to transition the Company’s business to address a new uncertain market opportunity.
•	The Beihai investment is a considerable risk to shareholders and the Company may not know for 24-36 months whether it is successful.
•	The Company estimates year-end 2013 cash balances to be de minimis, less than $200,000.00.
•	Shareholders equity at year-end 2012 was negative $-26,630. The Company expects shareholders equity to remain negative at year-end 2013.
•	The Company estimates debt at year-end 2013 is expected to be approximately $6mm or more than twice the Company’s 2012 reported revenues.
•	The Company’s current source of funding is bank debt. The Company’s ability to obtain future debt financing is in question given the uncertainty of both the Company’s current business and addressable market opportunities.
•	As a result of the Company’s current expectations of negative cash flow and negative earnings over the next 12-24 months, the Company may not be able to access either the debt or equity capital markets to continue to fund its business.
•	The U.S. equity market environment is unfavorable for small China-based companies due to the numerous regulatory-forced China company delistings over the past several years.
•	The Company’s costs as a public company are approximately $350,000.00 or approximately 17% of its 2012 revenue base and a significant percentage of the Company’s liquid cash funds. This relationship is unsustainable and an unproductive usage of Company funds.
•	The Company’s cash position would be negatively impacted if the 2013 first quarter customer pre-payment is clawed back by the customer if Forlink does not adequately deliver the software and services contracted for over the contract’s five-year term.

B-18

Forlink Software Valuation

Analysis Considerations

Business Risks

•	Per the 2012 10-K the Company has extreme customer concentration. Two customers accounted for 44% of the Company’s 2012 revenues. Based on Company conversations we understand such customer concentration is not expected to change in 2013.
•	The Company competes with much larger and better capitalized companies including AsiaInfo, Digital China, UFSOFT and MYCRAM.
•	PRC foreign currency controls further impact the Company’s ability to pay public company listing fees and requirements such as audit and legal.
•	The PRC maintains strict control over the Company’s current market (e-commerce), impacting revenue growth.
•	If the Company does not meet its internal revenue estimates of $3.6mm for 2013 and $3.95mm for 2014, losses could be significantly worse than the Company’s internal estimates, impacting the Company’s ability to execute the Beihai business transition.
•	The Beihai business transition near-term benefits are uncertain as the Company does not project revenues from Beihai investment for 2013 and projects only minimal revenues for 2014.

B-19

Forlink Software Valuation

Analysis Considerations

Liquidation Value

•	As a result of the minimal $200,000.00 cash balances projected by the Company at year-end 2013, the Company’s liquidation value, if any, resides solely in the Company’s ability to sell its existing operating business.
•	As a result of the Company’s debt levels and the associated business sale transaction cost, if in fact, there is a market for the sale of the Company’s operations, it is uncertain whether Forlink common shareholders would receive a positive economic value.
•	If the Company is required to raise equity via common stock sales or via debt financing, the result of such dilution to existing common shareholders would be adverse.
•	The Company has $225,000.00 of property, plant and equipment per the 2012 10-K.
•	In a forced liquidation it is possible that the Company’s shares could result in being worthless.

B-20

Forlink Software Valuation

Analysis Considerations

Trading History

•	Based upon the share performance exhibit the Company’s share trading market is illiquid.
•	Based upon the share performance exhibit:
•	The 50-day trailing moving average price is $0.22.
•	The 30-day trailing moving average price is $0.16.
•	The 10-day trailing moving average is $0.15.

B-21

Forlink Software Valuation

Analysis Considerations

Business Structure/PRC-Related Risks

•	Based on conversations with Company management Mr. He and Mr. Li own their equity interests in BFHX outright and free of encumbrance and as such are able to transfer their equity interests to the Company or its designee if so required.

•	Failing to transfer the equity interests in BFHX to the Company or its designee if so required would potentially impact the Company’s net worth severely and viability as a going concern.

B-22

Forlink Software Valuation

Analysis Considerations

Comparables

•	A search for comparable publicly traded China-based software companies that have undergone a go private transaction yielded none.
•	A search for comparable publicly traded China-based software companies considered to be a doubtful going concern of a similar size and financial condition yielded none.

B-23